EXHIBIT 10.66

LOAN AND SECURITY AGREEMENT

by and among

BBX CAPITAL CORPORATION, a Florida corporation, FOOD FOR THOUGHT RESTAURANT GROUP-FLORIDA, LLC, a Florida limited liability company, BBX CAPITAL FLORIDA LLC, a Florida limited liability company, WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company and BBX SWEET HOLDINGS, LLC, a Florida limited liability company, collectively, as Borrowers

and

IBERIABANK, a Louisiana state-chartered bank,

as Administrative Agent

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

as Lenders

Dated: As of March 6, 2018

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7.2	Name: State of Organization; Chief Executive Office	39
7.3	Financial Statements; No Material Adverse Change	40
7.4	Priority of Liens; Collateral	40
7.5	Tax Returns	40
7.6	Litigation	40
7.7	Compliance with Other Agreements and Applicable Laws	41
7.8	Environmental Compliance	41
7.9	Employee Benefits	42
7.10	Bank Accounts	42
7.11	SEC Reporting Compliance	42
7.12	Subsidiaries; Capitalization; Solvency	42
7.13	Labor Disputes	43
7.14	Material Contracts	43
7.15	Accuracy and Completeness of Information	43
7.16	Survival of Warranties; Cumulative	44
7.17	Patriot Act	44
7.18	OFAC	44
7.19	Anti-Terrorism Laws	44
SECTION 8. AFFIRMATIVE AND NEGATIVE COVENANTS		44
8.1	Maintenance of Existence	44
8.2	Compliance, with Laws, Regulations, Etc.	45
8.3	Payment of Taxes and Claims	46
8.4	SEC Reporting; NYSE Listing	46
8.5	Financial Statements and Other Information	46
8.6	Consolidation, Merger, Dissolution, Etc	48
8.7	Encumbrances/Negative Pledge	48
8.8	Indebtedness	48
8.9	Loans, Investments, Etc.	49
8.10	Dividends and Redemptions	50
8.11	Compliance with ERISA	51
8.12	End of Fiscal Years; Fiscal Quarters	51
8.13	Change in Business	51
8.14	Fixed Charge Coverage Ratio	51
8.15	Senior Funded Debt to EBITDA	51
8.16	Unencumbered Minimum Liquidity	51
8.17	Costs and Expenses	51
8.18	Employment of Key Personnel	52
8.19	Control of Certain Subsidiaries	52
SECTION 9. EVENTS OF DEFAULT AND REMEDIES		52
9.1	Events of Default	52
9.2	Remedies	54
SECTION 10. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW		56
10.1	Governing Law; Choice of Form; Service of Process; Jury Trial Waiver	56
10.2	Waiver of Notices	57
10.3	Amendments and Waivers	57
10.4	Waiver of Counterclaims	58

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10.5	Indemnification	59
10.6	Currency Indemnity	59
SECTION 11. THE ADMINISTRATIVE AGENT		60
11.1	Appointment, Powers and Immunities	60
11.2	Reliance by Administrative Agent	60
11.3	Events of Default	60
11.4	IBERIABANK in its Individual Capacity	61
11.5	Indemnification	61
11.6	Non-Reliance on Administrative Agent and Other Lenders	61
11.7	Failure to Act	62
11.8	Concerning the Collateral and the Related Loan Documents	62
11.9	Collateral Matters	62
11.10	Agency for Perfection	63
11.11	Successor Administrative Agent	64
11.12	Other Administrative Agent Designations	64
11.13	Credit Bids	64
SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS		65
12.1	Term	65
12.2	Interpretative Provisions	65
12.3	Notices	67
12.4	Partial Invalidity	68
12.5	Confidentiality	68
12.6	Successors	69
12.7	Assignments; Participations	69
12.8	Entire Agreement	71
12.9	Counterparts, Etc	71

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INDEX TO

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Draw Request
Exhibit D	Form of Membership Interest Certificate
Schedule 7.2	Name, State of Organization; Chief Executive Office
Schedule 7.6	Litigation
Schedule 7.8	Environmental Compliance
Schedule 7.10	Bank Accounts
Schedule 7.12	Significant Subsidiaries; Capitalization; Solvency
Schedule 7.13	Labor Disputes
Schedule 8.8	Indebtedness
Schedule 8.9(e)	Loans and Advances

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is dated March 6, 2018 is entered into by and among BBX CAPITAL CORPORATION, a Florida corporation, FOOD FOR THOUGHT RESTAURANT GROUP-FLORIDA, LLC, a Florida limited liability company, BBX CAPITAL FLORIDA LLC, a Florida limited liability company, WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company and BBX SWEET HOLDINGS, LLC, a Florida limited liability company (each a "Borrower" and collectively, "Borrowers"), and IBERIABANK, a Louisiana state-chartered bank, in its capacity as agent acting for and on behalf of the parties to this Agreement as lenders (in such capacity, "Administrative Agent"), the parties to this Agreement as lenders (individually a "Lender" and collectively, "Lenders").

W I T N E S S E T H:

WHEREAS, Borrowers have requested that the Lenders make a revolving line of credit loan in a principal amount equal to $50,000,000.00 to Borrowers (the "Loan").

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Commitments as defined herein, are willing severally to make the Loan to Borrowers.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrowers, the Lenders and Administrative Agent agree as follows:

SECTION 1.    DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them, below:

1.1    "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes: (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of Voting Stock of such Person or other equity interests in such Person; (b) any Person of which such Person beneficially owns or holds ten percent (10%) or more of any class of Voting Stock or in which such Person beneficially owns or holds ten percent (10%) or more of the equity interests and (c) any director or executive officer of such Person.  For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies or such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

1.2    "Administrative Agent" shall mean IBERIABANK, in its capacity as administrative agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

1.3    "Applicable Margin" means, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Floating LIBOR Rate Loans the applicable percentage (on a per annum basis) set forth below as either the "Revolver LIBOR Margin" or the "Revolver Prime Margin" (as the case may be) based upon Borrowers' Maximum Senior Funded Debt to EBITDA as determined by Administrative Agent's review of Borrowers' quarterly financial statements required to be delivered in accordance with Section 8.5(a)(iii) of this Agreement:

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Pricing Level	Maximum Senior Funded Debt/EBITDA Ratio	Revolver LIBOR Margin	Revolver Prime Margin
Level 1	≥ 2.00x	3.75%	2.25%
Level 2	≥ 1.50x but < 2.00x	3.50%	2.00%
Level 3	≥ 1.00x but < 1.50x	3.25%	1.75%
Level 4	< 1.00x	3.00%	1.50%

1.4    "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Administrative Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 12.7 hereof.

1.5    "Availability" shall mean, as the context may require, the Letter of Credit Sublimit, the Business Acquisition Availability, the Real Estate Investments Availability and/or the Stock Buy Back Availability (as the case may be).  Regarding any funding for General Purposes, such funding does not have a specific availability other than the Maximum Credit and the effect of Section 2.2(b) and Section 2.3(b)(vi).

1.6    "Bank Product Provider" shall mean any Lender, Affiliate of Lender or other financial institution (in each case as to any such Lender, Affiliate or other financial institution to the extent approved by Administrative Agent) that provides any Bank Products to Borrowers.

1.7    "Bank Products" shall mean any one or more of the following types or services or facilities provided to a Borrower by a Bank Product Provider: (a) credit cards, debit cards or stored value cards or the processing of credit card, debit card or stored value card sales or receipts; (b) cash management or related services, including: (i) the automated clearinghouse transfer of funds for the account of a Borrower pursuant to agreement or overdraft for any accounts of Borrowers maintained at Administrative Agent or any Bank Product Provider that are subject to the control of Administrative Agent pursuant to any Deposit Account Control Agreement to which Administrative Agent or such Bank Product Provider is a party, as applicable; and (ii) controlled disbursement services; and (c) Hedge Agreements if and to the extent permitted hereunder.  Any of the foregoing shall only be included in the definition of the term "Bank Products" to the extent that the Bank Product Provider has been approved by Administrative Agent.

1.8    "Bluegreen Corporation" shall mean BLUEGREEN VACATIONS CORPORATION, a Florida corporation.

1.9    "Bluegreen Dividends" shall mean any dividend declared and/or paid by Bluegreen Corporation to its shareholders, including, but not limited to, Woodbridge Holdings, if, as and when declared by Bluegreen Corporation's Board of Directors.

1.10    "Borrower Agent" shall mean the Parent in its capacity as Borrower Agent on behalf of itself and the other Borrowers pursuant to Section 6.6 hereof and it successors and assigns in such capacity.

1.11    "Borrowers" shall mean, collectively, the following: (a) BBX CAPITAL CORPORATION, a Florida corporation; (b) FOOD FOR THOUGHT RESTAURANT GROUP-

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FLORIDA, LLC, a Florida limited liability company; (c) BBX CAPITAL FLORIDA LLC, a Florida limited liability company; (d) WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company; (e) BBX SWEET HOLDINGS, LLC, a Florida limited liability company; and (f) any other Person that at any time alter the date hereof becomes a Borrower hereunder; each sometimes being referred to herein individually as a "Borrower".

1.12    "Business Acquisition Availability" shall mean an amount up to but not exceeding $20,000,000.00.

1.13    "Business Acquisition Purposes" shall mean Loans made hereunder for the acquisition of operating companies by any Borrower or its Subsidiaries.

1.14    "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Florida and a day on which Administrative Agent is open for the transaction of business; except, that, if a determination of a Business Day shall relate to any Floating LIBOR Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Floating LIBOR Rate market.

1.15    "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person; provided that Capital Leases shall not include any lease, which would be classified and accounted for as an operating lease under GAAP as in effect on the Closing Date.

1.16    "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock, or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

1.17    "Change in Law" shall mean the occurrence, after the Closing Date, of: (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority.

1.18    "Change of Control" shall mean: (a) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the voting power or of the total issued and outstanding capital stock of Parent; (b) if at any time, individuals who on the Closing Date constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors on the Closing Date or whose election or a nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent; or (c) the failure of Parent to own, directly or indirectly, one hundred percent (100%) of the voting power of the total outstanding Voting Stock of any other Borrower or Obligor, other than as permitted in Section 8.6.

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1.19    "City National" shall mean CITY NATIONAL BANK OF FLORIDA, a national banking association and its successors and assigns.

1.20    "Closing Date" shall mean March 6, 2018.

1.21    "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified, or supplemented, together with all rules, regulations and official interpretations thereunder or related thereto.

1.22    "Collateral" shall have the meaning set forth in Section 5 hereof.

1.23    "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 12.7 hereof, as the same maybe adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

1.24    "Compliance Certificate" shall mean a compliance certificate in the form of Exhibit B attached hereto.

1.25    "Conditions for Advances" shall mean: (i) no Event of Default is then occurring; (ii) Availability exists under the requested Loan; and (iii) Administrative Agent shall have received such due diligence documents, certificates, or information, as it shall reasonably request with respect to requested Loan.

1.26    "Connection Income Taxes" shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

1.27    "Credit Facility  " shall mean the Loans provided to or for the benefit of any Borrower pursuant to Sections 2.1,  2.2,  2.3,  2.4,  2.5 and 2.6 hereof.

1.28    "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.29    "Default Interest" shall have the meaning set forth in Section 3.4(e).

1.30    "Default Rate" shall mean an interest rate equal to the lower of: (i) the then applicable Prime Rate plus six percent (6%); or (ii) the highest non-usurious rate permitted under applicable law.

1.31    "Defaulting Lender" shall have the meaning set forth in Section 6.9(e) hereof.

1.32    "EBITDA" shall mean, on any measurement date, with respect to the most recent four (4) calendar quarters, the Parent's Consolidated Net Income (Loss) plus, the sum of: (a) Interest Expense on Funded Debt; (b) Provision (Benefit) for Income Taxes; (c) Depreciation and Amortization; (d) Stock Compensation Expense; (e) Non-Cash Legacy Asset Impairment Charges; (f) Long-Term Incentive Plan Expenses; (g) One-Time Restructuring Charges and Severance Expenses; and (h) One-Time Expenses as approved by the Administrative Agent in its Permitted Discretion; less, for the same accounting

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period, the sum of: (x) Other Interest Income (not including income on Vacation Ownership Interest notes receivable), in each case measured on a consolidated basis.

1.33    "Eligible Transferee" shall mean: (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Administrative Agent; (d) any other commercial bank, financial institution approved by Administrative Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld, conditioned or delayed, and shall be deemed given if no objection is made within five (5) Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5,000,000,000 and extends asset-based lending facilities in its ordinary course of business; and (e) notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, the proviso set forth in this definition, during any Event of Default, any Person acceptable to Administrative Agent in its sole discretion; provided, that: (i) no Person shall be an Eligible Transferee of the assignment to such Person that would constitute a prohibited transaction under Section 4975 of the Code or any other applicable law, or would, immediately following any such assignment, result in increased costs or Taxes payable by the Borrowers pursuant to Section 8.3; provided, that; (ii) neither any Borrower nor or any Affiliate of any Borrower shall qualify as an Eligible Transferee; and (iii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower shall qualify as an Eligible Transferee, except as Administrative Agent may otherwise specifically agree.

1.34    "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any Governmental Authority: (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety; (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.  The term "Environmental Laws" includes: (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974; (ii) applicable state counterparts to such laws; and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of; the presence of or exposure to any Hazardous Materials.

1.35    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

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1.36    "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.37    "ERISA Event" shall mean: (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan other than reportable events for which the 30-day notice period has been waived; (b) the adoption of any amendment to a Plan that would cause the Plan to be subject to the limits of Code Section 436; (c) the failure to meet the minimum funding standards of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA); (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower or any of its respective Subsidiaries could otherwise be liable other than a prohibited transaction that qualifies for an exemption from liability or tax under ERISA or the Code; (f) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate in excess of $5,000,000.00 and (j) any other event or condition with respect to a Plan including any Plan subject to Title TV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $5,000,000.00.

1.38    "EST" shall mean Eastern Standard Time.

1.39    "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 9.1 hereof.

1.40    "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

1.41    "Excluded Taxes" shall mean any of the following Taxes imposed on or with respect to Administrative Agent, any Lender or any Issuing Bank or required to be withheld or deducted from a payment to Administrative Agent, any Lender or any Issuing Bank: (a) any Tax imposed on or determined by reference to the net income or net profits of Administrative Agent, any Lender or any Issuing Bank (and any franchise Taxes imposed in lieu thereof), and any branch profits Taxes, in each case: (i) imposed as a result of Administrative Agent, such Lender or such Issuing Bank being organized under the laws of, or having its principal office, or in the case of such Lender, its Lending Office, located in the jurisdiction (or any political subdivision or taxing authority thereof or therein) imposing such Tax; or (ii) that are Other Connection Taxes; (b) any Tax resulting from an Administrative Agent's, a Lender's or an Issuing Bank's failure to comply with the requirements of Section 6.12(d) (except to the extent such failure is attributable to a Change in Law with respect to taxation by any Governmental Authority after the time it becomes a party to this Agreement, or designates a new Lending Office, as the case may be); (c) in the case of any Lender or any Issuing Bank, any United States withholding Taxes imposed on amounts payable to or for the account of such Lender or such Issuing Bank with respect to an applicable interest in a Loan or Commitment pursuant to the applicable withholding rate in effect at the time it becomes a party to this

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Agreement (other than pursuant to an assignment of a Non-Consenting Lender under Section 10.3(c)) or designates a new Lending Office, except that Taxes described in this clause (c) shall not include any amount with respect to United States withholding Taxes that such Lender or such Issuing Bank (or its assignor, if any) was previously entitled to receive pursuant to Section 6.12, if any, with respect to such United States withholding Taxes at the time it designates a new Lending Office or at the time of the assignment, and additional United States withholding Taxes that may be imposed after the time such Lender becomes a party to the Agreement or designates a new Lending Office, as a result of a Change in Law with respect to taxation by any Governmental Authority; and (d) any United States withholding taxes imposed under FATCA.

1.42    "Extension Fee" shall mean an amount equal to twelve and one-half basis points (12.5 bps or .125%) of the Maximum Credit.

1.43    "Extension Option" shall mean annual twelve (12) month extensions of the Maturity Date, which extensions shall be subject to the satisfaction of the Extension Option Conditions and Administrative Agent's approval in its sole and absolute discretion.

1.44    "Extension Option Conditions" shall mean the following:

(a)    Borrowers shall request an Extension Option by written notice to Administrative Agent not earlier than fifteen (15) months nor later than twelve (12) months prior to the then applicable Maturity Date;

(b)    At the time of the request, and at the time of the commencement of the applicable Extension Option, there shall not exist any Event of Default nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default;

(c)    Borrowers shall have paid Lender the Extension Fee to Administrative Agent no later than the commencement date of the applicable Extension Option; and

(d)    At the time of the request, and at the time of the commencement of the applicable Extension Option, no Material Adverse Effect shall exist with respect to the financial condition of the Parent or the value of the Collateral;

(e)    Administrative Agent shall provide written notice to the Borrower Agent of its approval or disapproval of the Extension Option, no later than sixty (60) days after receipt of Borrower's request for such Extension Option.  Whether or not the extension becomes effective, Borrowers shall pay all out-of-pocket costs and expenses incurred by Administrative Agent and Lenders in connection with the proposed extension (pre- and post-closing), including (as may be applicable) valuation fees and reasonable attorneys' fees actually incurred by Administrative Agent and Lenders; all such costs and expenses incurred up to the time of Administrative Agent and Lenders written agreement to the extension shall be due and payable prior to Administrative Agent and Lenders of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent and Lenders), and any future failure to pay such amounts shall constitute an Event of Default under the Loan Documents (subject to any applicable notice and cure periods); and

(f)    If all of the foregoing conditions are not satisfied, the applicable Extension Option shall not be or become effective.

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1.45    "FATCA" shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that, is substantively comparable), and any current or future regulations or official interpretations thereof.

1.46    "Fee Letter" shall mean the Fee Letter, dated of even date herewith, by and among Borrowers and Administrative Agent setting forth certain fees payable by Borrowers to Administrative Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.47    Intentionally Deleted.

1.48    "Fixed Charge Coverage Ratio" shall mean, with respect to any date of determination, the ratio of: (a) EBITDA, less cash dividends, stock repurchases and other restricted payments, less cash taxes; divided by (b) the sum of: (i) the scheduled principal payments on Loans; plus (ii) interest expense on the Loans.

1.49    "Floating LIBOR Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Floating LIBOR Rate in accordance with the terms hereof.

1.50    "Floating LIBOR Rate" shall mean when determined, the rate per annum offered for U.S. Dollar deposits in an amount comparable to the applicable Floating LIBOR Loan for a period of thirty (30) days as of 11:00 a.m. City of London, England time two (2) Business Days prior to the first day of the month in which such determination occurs equal to the "London Interbank Offered Rate" from ICE Benchmark Administrative Settlement (ICE) as shown on the Bloomberg System ("Bloomberg"); provided that: (a) for the period from the date of such Loan until the last day of the month in which such Loan is made, such rate shall be determined as of two (2) Business Days prior to the date of such Loan; and (b) if the Floating LIBOR Rate as determined pursuant to this definition shall be less than zero percent (0%), then the Floating LIBOR Rate shall be deemed to be zero percent (0%) for purposes of this Agreement; provided, however, in the event any Borrower shall have entered into a Hedge Agreement with Administrative Agent or any Bank Product Provider, the foregoing floor rate of zero percent (0%) shall not be applicable during such time as such Hedge Agreement is in effect. If such rate is not available on Bloomberg, then such offered rate shall be otherwise independently determined by Administrative Agent from an alternate, substantially similar independent source available to Administrative Agent or shall be calculated by Administrative Agent by a substantially similar methodology as that previously used to determine such rate, or it shall be calculated by any of Administrative Agent's successors and assigns.  The Floating LIBOR Rate is not necessarily the lowest rate charged by Administrative Agent or any Lender on its loans.

1.51    "Funded Debt" shall mean, as of any date of determination, the principal portion of all Indebtedness (without duplication) of the Borrowers on a consolidated basis: (a) in respect of any borrowed money (including the Obligations); (b) evidenced by any loan or credit agreement, promissory note, debenture, bond, or other similar written obligation to pay money (including the Loan Documents); (c) under any Capitalized Lease; (d) for the deferred and unpaid purchase price of any property or business or any services (other than (without duplication) for purposes of this clause (d), and (e) any guaranty or endorsement of, or responsibility for any Indebtedness of the types described in this definition; provided, that Funded Debt shall not include any Indebtedness: (i) relating to the sale of Bluegreen Corporation notes receivables; (ii) of Renin Holdings LLC, a Florida limited liability company; and (iii) any other Indebtedness that is not guaranteed by Parent or whose repayment does not adversely impact Parent's ability to obtain dividends from Bluegreen Corporation or other Subsidiaries.

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1.52    "GAAP" shall mean generally accepted accounting principles in the United States of America as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.  In the event that any "Accounting Change(s)" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations to amend such provisions of this Agreement so as to reflect equitably such Accounting Change(s) with the desired result that the criteria for evaluating the Borrowers' financial condition shall be substantially the same after such Accounting Change(s) as if such Accounting Change(s) had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change(s) had not occurred.  "Accounting Change(s)" refers to any changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, or the adoption of the International Financial Reporting Standards (IFRS).

1.53    "General Purposes" shall mean, Loans made hereunder for general working capital purposes of the Parent and its Affiliates.

1.54    "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof; any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.55    "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.56    "Hedge Agreement" shall mean an agreement between any Borrower and Administrative Agent or any Bank Product Provider that is a swap agreement as such term is defined in 11 U.S.C. Section 101, and including any rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as "Hedge Agreements".

1.57    "IBERIABANK" means IBERIABANK, a Louisiana state-chartered bank, in its individual capacity, and its successors and assigns.

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1.58    "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent: (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock or redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (h) obligations, liabilities and indebtedness, net of any asset value of such Person (marked to market) arising under Hedge Agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; provided, that, Indebtedness shall not include: (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the ordinary course of business; and (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.

1.59    "Indemnified Taxes" shall mean Taxes other than Excluded Taxes and Other Taxes.

1.60    "Initial Maturity Date" shall mean March 6, 2020.

1.61    "Interest Expense" shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person.

1.62    "Interest Period" shall mean for any Floating LIBOR Rate Loan, a period of one (1) month, provided that: (i) the initial Interest Period may be less than one (1) month, if the initial funding date of the Loan is a day other than the first Business Day of a calendar month; and (ii) no Interest Period shall extend beyond the Maturity Date.

1.63    "Interest Rate" shall mean, as the context may require: (i) as to Prime Rate Loans, the Prime Rate plus the Applicable Margin; and (ii) as to Floating LIBOR Rate Loans, the Floating LIBOR Rate plus the Applicable Margin.

1.64    "Issuing Bank" shall mean IBERIABANK or any Lender that is approved by Administrative Agent that shall issue a Letter of Credit for the account of a Borrower and have agreed in a manner reasonably satisfactory to Administrative Agent to be subject to the terns hereof as an Issuing Bank.

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1.65    "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 12.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

1.66    "Lending Office" shall mean the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Administrative Agent and Borrower Agent.

1.67    "Letter of Credit"/"Letters of Credit" shall mean, individually and collectively (as the context may require), any letter of credit or letters of credit which is or are from time to time either issued or opened by Administrative Agent or any Lender for the account of any Borrower.

1.68     "Letter of Credit Fee" shall mean an amount equal to the applicable Revolver LIBOR Margin per annum payable on the average outstanding Letters of Credit, payable quarterly in arrears.

1.69    "Letter of Credit Issuer Fee" shall mean a fee shall be payable to the Issuing Bank for its own account with respect to each Letter of Credit equal to twelve and one-half basis points (12.5 bps or .125%) per annum.

1.70    "Letter of Credit Purposes" shall mean, the issuance of any Letters of Credit which are from time to time either issued or opened by Administrative Agent or any Lender for the account of any Borrower.

1.71    "Letter of Credit Sublimit" shall mean an amount up to but not exceeding $10,000,000.00; provided, however, that a Lender may not issue a Letter of Credit in excess of the amount of the Lender's Pro Rata Share.

1.72    "Loan"/"Loans" shall mean individually and collectively (as the context may require) the loans now or hereafter made by or on behalf of any Lender or by Administrative Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.73    "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Agreement, any deposit account control agreements, investment property control agreements, intercreditor agreements and any and all other instruments, agreements, documents and writings executed in connection with the Loans and any of the foregoing.

1.74     "Material Adverse Effect" shall mean a material adverse effect (as determined by Administrative Agent in the exercise of its Permitted Discretion) on: (a) the financial condition, business, performance or operations of Borrowers (taken as a whole) or the legality, validity or enforceability of this Agreement or any of the other Loan Documents; (b) the legality, validity, enforceability, perfection or priority of the security interests and liens of Administrative Agent upon the Collateral; (c) the Collateral or its value; (d) the ability of the Borrowers (taken as a whole) to repay the Obligations or perform their obligations under this Agreement or any of the other Loan Documents as and when to be performed; or (e) the ability of Administrative Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Administrative Agent and Lenders under this Agreement or any of the other Loan Documents; provided, that: (i) events, circumstances, changes, effects or conditions with respect to the Borrowers disclosed in any Form 10-K, Form 10-Q or Form 8-K filed by

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any of the Borrowers with the SEC prior to the date hereof shall not constitute a "Material Adverse Effect"; and (ii) changes after the closing date in global, national or regional political conditions (including the outbreak or war or terrorism) or in economic or market affecting the business generally in the same industry as the Borrowers shall not constitute a "Material Adverse Effect" except to the extent that any such changes have materially disproportionate adverse effects on the Borrowers (taken as a whole).

1.75    "Material Contract" shall mean any contract, other agreement (other than the Loan Documents) or amendment thereto, written or oral, which a Borrower is required to file under SEC rules as an exhibit to any filing required or permitted to be made by it pursuant to the Exchange Act.

1.76    "Maturity Date" shall mean the Initial Maturity Date, unless the Initial Maturity Date shall have been extended for an Extension Option, in which case the term "Maturity Date" shall mean the date of the expiration of the applicable Extension Option.

1.77    "Maximum Credit" shall mean $50,000,000.00.

1.78    "Note"/"Notes" shall mean, individually or collectively as the context permits or requires, the promissory note or promissory notes made by Borrowers in favor of any Lender and evidencing that portion of the Loan owing to such Lender, which collectively equal the aggregate principal amount of the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time with the written consent of Administrative Agent.

1.79    "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ER1SA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

1.80    "Obligations" shall mean: (a) any and all Loans, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Administrative Agent or any Lender or any Issuing Bank, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.3 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all Borrowers to Administrative Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising, provided, that: (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Hedge Agreement, the same shall only be included within the Obligations if, upon Administrative Agent's request, Administrative Agent shall have entered into an agreement, in form and substance satisfactory to Administrative Agent, with the Bank Product Provider that is a counterparty to such Hedge Agreement, as acknowledged and agreed to by Borrowers, providing for the delivery to Administrative Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Administrative Agent and such Bank Product Provider in connection with such arrangements; (ii) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Bank Product (other than a Hedge Agreement if Administrative Agent has requested the agreement referred to in clause (i) above), the same shall only be included within the Obligations if the

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Bank Product Provider with respect thereto shall have delivered written notice to Administrative Agent that: (A) such Bank Product Provider has entered into a transaction to provide Bank Products to a Borrower; and (B) the obligations arising, pursuant to such Bank Products provided to Borrowers constitute Obligations entitled to the benefits of the security interest of Administrative Agent granted hereunder, and Administrative Agent shall have accepted such notice in writing (provided, that, no such notice or acceptance shall be required as to such obligations, liabilities and indebtedness arising under or pursuant to a Bank Product provided by or owing to IBERIABANK or any of its Affiliates); and (iii) in no event shall any Bank Product Provider acting in such capacity to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness except that each reference to the term "Lender" in Sections 11.1,  11.2,  11.3(b),  11.5,  11.6,  11.7,  11.8,  11.10 and 12.6 hereof shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or lien of Administrative Agent.

1.81    "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

1.82    "OFAC" shall mean The Office of Foreign Assets Control of the U.S. Department of the Treasury.

1.83    "Other Connection Taxes" shall mean, with respect to Administrative Agent, any Lender or any Issuing Bank, Taxes imposed as a result of a present or former connection between Administrative Agent, such Lender or such Issuing Bank and the jurisdiction imposing such Tax (other than connections arising from Administrative Agent, such Lender or such Issuing Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document pursuant to Section 12.7(h) hereof).

1.84    "Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

1.85    "Parent" shall mean BBX CAPITAL CORPORATION, a Florida corporation, and its successors and assigns.

1.86    "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans in conformity with the provisions of Section 12.7 of this Agreement governing participations.

1.87    "Payment Office" shall mean the office of Administrative Agent located at 11 East Greenway Plaza, Suite 2700, Houston, Texas 77046; Attention Commercial Loan Operations, or such other location as to which Administrative Agent shall have given written notice to Borrowers and the other Lenders.

1.88    "Permitted Discretion" shall mean as used in this Agreement with reference to Administrative Agent, a determination made in good faith in the exercise of its reasonable business judgment based on how a lender with similar rights providing a credit facility of the type set forth herein

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would act, in the circumstances then applicable to Borrowers at the time with the information then available to it.

1.89    "Permitted Holders" shall mean, as of the date of determination: (a) Alan B. Levan, Jarrett S. Levan and/or Mr. John E. Abdo, their spouses, their respective lineal descendants and the spouses of such lineal descendants; (b) any Person controlled by any of the Persons included in clause (a) of this definition (as the term "controlled" is defined in the definition of the term "Affiliate" herein); and (c) trusts for the benefit of any of the persons included in clause (a) of this definition.

1.90    "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation that elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.91    "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

1.92    "Prime Rate" shall mean at any time, the rate of interest per annum then most recently published in The Wall Street Journal (or any successor publication if The Wall Street Journal is no longer published) in the "Money Rates" section (or such successor section) as the "Prime Rate."  If a range of prime interest rates per annum is so published, "Prime Rate" shall mean the highest rate per annum in such published range.  If the definition of "Prime Rate" is no longer published in The Wall Street Journal (or any successor thereto), "Prime Rate" shall mean, at any time, the rate of interest per annum then most recently established by Administrative Agent as its prime rate.  The Prime Rate is not necessarily the lowest rate charged by Administrative Agent or any Lender on their loans.  Notwithstanding the foregoing, in no event shall the Prime Rate be less than a floor rate equal to three percent (3%) per annum; provided, however, in the event any Borrower shall have entered into a Hedge Agreement with Administrative Agent or any Bank Product Provider, the foregoing floor rate of three percent (3%) per annum shall not be applicable during such time as such Hedge Agreement is in effect.

1.93    "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

1.94    "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 12.7 hereof provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and the denominator shall be the aggregate amount of all unpaid Loans.

1.95    "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.96    "Real Estate Investment Availability" shall mean an amount up to but not exceeding $20,000,000.00.

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1.97    "Real Estate Investment Purposes" shall mean, Loans made hereunder for the acquisition or investment in real estate by any Borrower or its Subsidiaries.

1.98    "Reference Bank" shall mean IBERIABANK, or such other bank as Administrative Agent may from time to time designate.

1.99    "Register" shall have the, meaning set forth in Section 12.7 hereof.

1.100    "Required Lenders" shall mean: (i) if, at any time there are only two (2) Lenders, then one hundred percent (100%) of such Lenders; and (ii) if there are three (3) or more Lenders, then, those Lenders whose Pro Rata Shares aggregate more than sixty-six and 67/100 percent (66.67%) of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and 67/100 percent (66.67%) of the then outstanding Obligations are owing; provided, that, at any time that there are two (2) or more Lenders outstanding, the "Required Lenders" shall consist of at least two (2) Lenders that are not Affiliates of one another.

1.101    "Sanctioned Entity" shall mean: (a) a country or a government of a country; (b) an agency of the government of a country; (c) an organization directly or indirectly controlled by a country or its government; (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

1.102    "Sanctioned Person" shall mean a person named on the list of Specially Designated Nationals maintained by OFAC.

1.103    "SEC" shall mean the United States Securities and Exchange Commission and any successor thereto.

1.104    "Secured Parties" shall mean, collectively: (a) Administrative Agent; (b) Lenders; (c) the Issuing Bank and (d) any Bank Product Provider; provided, that: (i) as to any Bank Product Provider, only to the extent of the Obligations owing to such Bank Product Provider and (ii) such parties are sometimes referred to herein individually as a "Secured Party".

1.105    "Security Agreement" shall mean that certain Pledge and Security Agreement dated of even date herewith made by Parent in favor of Administrative Agent for the benefit of itself and the Lenders, with respect to Parent's pledging of a security interest in and to the "Membership Interests" described in Section 5.

1.106    "Senior Funded Debt" shall mean Funded Debt other than Subordinated Debt.

1.107    "Significant Subsidiary" shall mean any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X of the Exchange Act, as in effect from time to time.

1.108    "Solvent" shall mean, at any time with respect to any Person, that at such time such Person: (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof; and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such

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person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.109    "Special Agent Advances" shall have the meaning set forth in Section 11.9 hereof.

1.110    "Stock Buy Back Availability" shall mean an amount up to but not exceeding $10,000,000.00.

1.111    "Stock Buy Back Purposes" shall mean Loans made hereunder for stock repurchases.

1.112    "Subordinated Debt" shall mean Borrowers' Indebtedness that is subordinated to the repayment of the Obligations to Lender pursuant to a written subordination agreement in form and substance satisfactory to Administrative Agent in its sole discretion.

1.113    "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

1.114    "Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

1.115    "UCC" shall mean the Uniform Commercial Code as in effect in the State of Florida, and any successor statute, as in effect from time to time (except, that, terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Florida on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise reasonably determine).

1.116    "Unencumbered Liquidity" shall mean the sum of, without duplication, the Unencumbered Liquid Assets.

1.117    "Unencumbered Liquid Assets" shall mean cash or cash equivalents of Borrowers on a consolidated basis (i.e., bank deposits, funds in money market accounts and certificates of deposit) held in the United States and denominated in United States Dollars (excluding assets of any retirement plan) which: (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset; and (ii) may be converted to cash within five (5) days.

1.118    "Voting Stock" shall mean with respect to any Person: (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency; and (b) any Capital Stock of such Person

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convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.119    "Wholly-Owned" shall mean with respect to any Person at any time, any Subsidiary, one hundred percent (100%) of whose Capital Stock is at such time owned, directly or indirectly, by such Person.

1.120    "Woodbridge Holdings" shall mean WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company.

1.121    "Woodbridge Holdings Operating Agreement" shall mean that certain Second Amended and Restated Operating Agreement of Woodbridge Holdings, LLC dated January 1, 2017, as amended by that certain First Amendment to Second Amended and Restated Operating Agreement of Woodbridge Holdings, LLC dated March 6, 2018, as amended.

SECTION 2.    CREDIT FACILITIES

2.1    Loans.

(a)    Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Loans to Borrowers from time to time in amounts requested by a Borrower (or Borrower Agent on behalf of Borrowers) up to the amount outstanding at any time equal to the lesser of: (i) the applicable Availability at such time; or (ii) the Maximum Credit for the following: (a) General Purposes; (b) Letter of Credit Purposes; (c) Business Acquisition Purposes; (d) Real Estate Investment Purposes; and (e) Stock Buy-Back Purposes.

(b)    Except in Administrative Agent's discretion, with the consent of all Lenders, or as otherwise provided herein the aggregate amount of the Loans outstanding at any time shall not exceed the Maximum Credit.

(c)    In the event that the aggregate principal amount of the Loans exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Administrative Agent or Lenders in such circumstances or on any future occasions, Borrowers shall, upon demand by Administrative Agent, which may be made at any time or from time to time, immediately repay to Administrative Agent the entire amount of any such excess(es) for which payment is demanded.

(d)    In connection with the foregoing, as of the Closing Date, the Lenders shall consist of Administrative Agent and City National.  The Pro Rata Share of the Loans shall be as follows: (i) Administrative Agent's Pro Rata Share of the Loans shall be $35,000,000.00 (or 70%); and (ii) City National's Pro Rata Share of the Loans shall be $15,000,000.00 (or 30%).

2.2    Loans for General Purposes.

(a)    Subject to Availability, satisfaction of the Conditions for Advances, the terms and conditions of Section 2.1 and compliance with the other terms and conditions set forth elsewhere in this Agreement, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Loans to Borrowers for General Purposes.

(b)    Any funding under the Letter of Credit Sublimit shall decrease (on a dollar for dollar basis) funding for any General Purposes.

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

2.3    Loans for Letter of Credit Purposes.

(a)    Subject to Availability, the Letter of Credit Sublimit, satisfaction of the Conditions for Advances, the terms and conditions of Section 2.1 and compliance with the other terms and conditions set forth elsewhere in this Agreement, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Loans to Borrowers for Letter of Credit Purposes.

(b)    In addition, the issuance of any Letters of Credit shall be subject to the following:

(i)    the expiration date of any Letter of Credit shall not extend beyond the Maturity Date;

(ii)    any outstanding Letters of Credit with maturities beyond the Maturity Date shall, no later than such Maturity Date, be promptly cash collateralized in an amount of not less than one hundred ten percent (110%) of the amount of the outstanding Letters of Credit plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such outstanding Letters of Credit;

(iii)    the aggregate number of issued and outstanding Letters of Credit shall not exceed fifteen (15) at any one time;

(iv)    drawings under any Letter of Credit shall be reimbursed by the applicable Borrower (whether with its own funds or with the proceeds of the Loans) on the same business day as such drawings shall occur; provided, however, that to the extent that such Borrower does not so reimburse the Issuing Lender, the Lenders shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender based upon each Lender's Pro Rata Share;

(v)    except in Administrative Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letters of Credit made or incurred by one or more Issuing Banks in connection therewith shall not at any one time exceed the Letter of Credit Sublimit; and

(vi)    the issuance of any Letters of Credit under the Letter of Credit Sublimit shall decrease (on a dollar for dollar basis) funding for any General Purposes.

(c)    In addition to the Letter of Credit Issuer Fee and any charges, fees or expenses charged by any Issuing Bank in connection with the issuance of any Letters of Credit, Borrowers shall pay to Administrative Agent, for the benefit of Lenders, the Letter of Credit Fee.

(d)    The Borrower requesting the issuance of any Letters of Credit (or Borrower Agent on behalf of such Borrower) shall give Administrative Agent seven (7) Business Days' prior written notice of such Borrower's request for the issuance of such Letters of Credit.  Such notice shall be irrevocable and shall specify the original face amount of the requested Letters of Credit, the effective date (which date shall be a Business Day) of issuance of such requested Letters of Credit, whether such Letter of Credit may be drawn in a single or partial draws, subject to Section 2.3(b), the date on which such requested Letters of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit.  The Borrower requesting the Letter of Credit (or Borrower Agent on behalf of such Borrower) shall attach to such notice the proposed terms of the Letter of Credit.

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

(e)    In addition to the terms and conditions set for in this Section 2, and the other terms and conditions contained herein, no Letters of Credit shall be available for issuance unless each of the following conditions precedent have been satisfied in a manner satisfactory to Administrative Agent: (i) the Borrower requesting such Letter of Credit (or Borrower Agent on behalf of such Borrower) shall have delivered to the proposed Issuing Bank of such Letter of Credit at such times and in such manner as such proposed Issuing Bank may require, an application, in form and substance satisfactory to such proposed Issuing Bank and Administrative Agent, for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to Administrative Agent and such proposed Issuing Bank; and (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Issuing Bank of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

(f)    Borrowers shall indemnify and hold Administrative Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Administrative Agent or any Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action lawfully taken by any Issuing Bank or correspondent with respect to any Letter of Credit, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Administrative Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction.  Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit.  Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credits or any documents, drafts or acceptances thereunder.  Each Borrower hereby releases and holds Administrative Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, by any Issuing Bank or correspondent or otherwise with respect to or relating to any Letter of Credit, except for the gross negligence or willful misconduct of Administrative Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.  The provisions of this Section 2.3(f) shall survive the payment of Obligations and the termination of this Agreement.  This Section 2.3(f) shall not apply with respect to Taxes other than any Taxes that represent claims, costs, losses, liabilities, damages or expenses arising from any non-Tax claim.

(g)    Each Borrower hereby irrevocably authorizes and directs any Issuing Bank of a Letter of Credit to name such Borrower as the account party therein and to deliver to Administrative Agent all instruments, documents and other writings and property received by Issuing Bank pursuant to such Letter of Credit and to accept and rely upon Administrative Agent's instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the applications therefore.  Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Administrative Agent or any Lender in any manner.  Administrative Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit provided by an Issuing Bank other than Administrative Agent or any Lender unless Administrative Agent has duly executed and delivered to such Issuing Bank the application or a guarantee or indemnification in writing with respect to such Letter of Credit.  Borrowers shall be bound by any reasonable interpretation made in good faith by Administrative Agent, or any other Issuing Bank or correspondent under or in connection with any Letter of Credit or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

be inconsistent with any instructions of any Borrower; provided, that, the foregoing shall not be deemed to release Administrative Agent or any Issuing Bank from any liability as a result of the failure of such Issuing Bank to follow any reasonable instructions of any Borrower given in accordance with the terms hereof in connection with any application for a Letter of Credit or a guarantee or indemnification provided by the Administrative Agent constituting a Letter of Credit at the request of such Borrower or to the extent such instructions are consistent with the interpretation made by Administrative Agent or Issuing Bank or correspondent.

(h)    Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any Issuing Bank or correspondent in any application for any Letter of Credit, or any other agreement in favor of any Issuing Bank or correspondent relating to any Letter of Credit, shall be deemed to have been granted or undertaken by such Borrower to Administrative Agent for the ratable benefit of Lenders

(i)    Any duties or obligations undertaken by Administrative Agent to any Issuing Bank or correspondent in any application for any Letter of Credit, or any other agreement by Administrative Agent in favor of any Issuing Bank or correspondent to the extent relating to any Letter of Credit, shall be deemed to have been undertaken by Borrowers to Administrative Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers.

(j)    Immediately upon the issuance or amendment of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit (including, without limitation, all Obligations with respect thereto).

2.4    Loans for Business Acquisition Purposes

(a)    Subject to Availability, satisfaction of the Conditions for Advances, the terms and conditions of Section 2.1 and compliance with the other terms and conditions set forth elsewhere in this Agreement, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Loans to Borrowers for Business Acquisition Purposes.

(b)    Funding of Loans for Business Acquisition Purposes shall further be subject to the foregoing:

(i)    the business acquisition for which funding is requested must be within the scope of the Borrower and Subsidiary making the acquisition or a direct complement to the line of business, as determined by Administrative Agent in its Permitted Discretion;

(ii)    the Borrower requesting the Loan for Business Acquisition Purposes (or Borrower Agent on behalf of such Borrower) shall give Administrative Agent not less than thirty (30) day prior written notice of such Borrower's request for the Loan for Business Acquisition Purposes;

(iii)    any funding in excess of $5,000,000.00 will need Administrative Agent approval prior to funding (which it may withhold in its Permitted Discretion);

(iv)     no funding for any business acquisition in any operating company having a debt to cash flow ratio at the closing of such acquisition of greater than 5.5:1 (as determined by Administrative Agent in its Permitted Discretion) shall be permitted without Administrative Agent's approval which it may withhold in its Permitted Discretion;

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

(v)    no funding for any business acquisition in any operating company having EBITDA losses in the four (4) preceding quarters (as determined by Administrative Agent in its Permitted Discretion) shall be permitted without Administrative Agent's approval which it may withhold in its Permitted Discretion;

(vi)    no funding for any business acquisition in any operating company which is headquartered, or has a material portion of its assets or operations located, outside the U.S. (as determined by Administrative Agent in its Permitted Discretion) shall be permitted without Administrative Agent's approval which it may withhold in its Permitted Discretion;

(vii)    no funding for any business acquisition in any operating company shall be permitted whereby any Borrower shall assume any debt of such operating company other than the purchase money debt of such operating company in such amount and of such type as shall be acceptable to Administrative Agent in its Permitted Discretion;

(viii)    a minimum of eighty percent (80%) of the funding for such Business Acquisition Purposes must be paid back on the earlier to occur of the following dates: (x) that date which is one hundred eighty (180) days from the date of closing of the acquisition; or (y) the Maturity Date; and

(ix)    except in Administrative Agent's discretion, with the consent of all Lenders, Loans for Business Acquisition Purposes shall not at any one time exceed the Business Acquisition Availability.

2.5    Loans for Real Estate Investment Purposes.

(a)    Subject to Availability, satisfaction of the Conditions for Advances, the terms and conditions of Section 2.1 and compliance with the other terms and conditions set forth elsewhere in this Agreement, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Loans to Borrowers for Real Estate Investment Purposes.

(b)    Funding of Loans for Real Estate Investment Purposes shall further be subject to the foregoing:

(i)    the acquisition or investment in real estate for which funding is requested must be within the scope of the Subsidiary making the acquisition or investment, as determined by Administrative Agent in its Permitted Discretion;

(ii)    the Borrower requesting the Loan for Real Estate Investment Purposes (or Borrower Agent on behalf of such Borrower) shall give Administrative Agent not less than thirty (30) day prior written notice of such Borrower's request for the Loan for Real Estate Investment Purposes;

(iii)    no funding in excess of $5,000,000.00 shall be permitted within one hundred eighty (180) days of the Maturity Date;

(iv)    any funding in excess of $5,000,000.00 will need Administrative Agent approval prior to funding (which it may withhold in its Permitted Discretion);

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

(v)    Administrative Agent (and any Lender so requesting) shall have received such standard due diligence based on the nature of the real estate transaction as shall be requested by Administrative Agent; and

(vi)    except in Administrative Agent's discretion, with the consent of all Lenders, Loans for Real Estate Investment Purposes made or incurred by Administrative Agent or any Lender in connection therewith shall not at any one time exceed the Real Estate Investment Availability.

2.6    Loans for Stock Buy Back Purposes.

(a)    Subject to Availability, satisfaction of the Conditions for Advances, the terms and conditions of Section 2.1 and compliance with the other terms and conditions set forth elsewhere in this Agreement, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Loans to Borrowers for Stock Buy Back Purposes.

(b)    Except in Administrative Agent's discretion, with the consent of all Lenders, Loans for Stock Buy Back Purposes made or incurred by Administrative Agent or any Lender in connection therewith shall not at any one time exceed the Stock Buy Back Availability and shall decrease (on a dollar for dollar basis) the Business Acquisition Availability and the Real Estate Investment Availability.

(c)    In addition to the foregoing and provided that no Event of Default shall then be occurring, subject to the approval of the Required Lenders, Parent shall have a one-time right to increase the Stock Buy Back Availability to $30,000,000.00 for the sole purpose of funding Parent's buy back of its Capital Stock; provided, however, that one hundred percent (100%) of the funding used for funding Parent's buy back of its Capital Stock must be paid back on the earlier to occur of the following dates: (x) that date which is twelve (12) months from the date of closing of the funding; or (y) the Maturity Date.

2.7    Commitments.  The aggregate amount of each Lender's Pro Rata Share of the Loans shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

2.8    Draw Requests.

(a)    In order to request any funding of the Loans, Borrower Agent shall deliver to Administrative Agent a properly completed and executed written application in the form of Exhibit C attached hereto ("Draw Request"), together with such other information as shall be requested by Administrative Agent (and any other Lender) based upon the specifics of the purpose for which the Loan is requested.

(b)    The following individuals are authorized by Borrower Agent to sign Draw Requests on behalf of the Borrower Agent:

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

Authorized Individual Jarett S. Levan Raymond S. Lopez	Title President, BBX Capital Corporation Chief Financial Officer, BBX Capital Corporation

Each of the foregoing individuals referred to herein is an "Authorized Representative."  Borrower Agent may designate additional individuals as Authorized Representatives, or relieve individuals of their status as Authorized Representatives, by delivering a duly authorized and executed written notice thereof to Administrative Agent, such written notice to be in form and substance satisfactory to Administrative Agent in its discretion and accompanied by such evidence of due authorization thereof as Administrative Agent may require (any such written notice an "Authorized Representative Change Notice").  An Authorized Representative Change Notice will be effective only with respect to Draw Requests and approvals from and after the date of Administrative Agent's written acknowledgement of receipt thereof.

(c)    Administrative Agent shall, subject to Availability, satisfaction of the Conditions for Advances, the terms and conditions of Section 2.1 and compliance with the other terms and conditions set forth elsewhere in this Agreement, be required to make the requested advance to such Borrower on a Business Day within five (5) Business Days after Administrative Agent's determination that all conditions precedent to such funding shall have been satisfied.  Each Draw Request, and such Borrower's acceptance of any advance of the Loan under such Draw Request, shall be deemed to ratify and confirm, as of the date of the requisition and the advance, respectively, that: (i) all representations and warranties in Section 7 (Representations and Warranties), elsewhere herein and in the other Loan Documents remain true and correct in all material respects, and all covenants and agreements in the Loan Documents remain satisfied in all material respects; (ii) there is no uncured Default or Event of Default existing under the Loan Documents; (iii) all Conditions for Advances are satisfied; and (iv) the proceeds of the advance requested in the Draw Request will be disbursed, for the purposes specified in the Draw Request and for no other purpose.

SECTION 3.    REPAYMENT, INTEREST AND FEES AND PREPAYMENT

3.1    Repayment of Loans.  The Loans shall be repaid in monthly payments of accrued interest only based upon the applicable Interest Rate with the entire principal balance of the Notes then unpaid, together with all accrued and unpaid interest and all other amounts payable thereunder and under the other Loan Documents being due and payable in full on the Maturity Date.  Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 3.5 or otherwise) prior to 12:00 p.m. EST, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to Administrative Agent at its Payment Office (except that payments made pursuant to Section 3.5 shall be made directly to the Persons entitled thereto), or by such other means, such as wire or other electronic means of transfer as agreed to by and between Borrowers and Administrative Agent.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.  All payments hereunder shall be made in United States Dollars.

3.2    Prepayments.  Borrowers shall have the right at any time and from time to time to prepay the Loans, in whole or in part, without premium or penalty, by giving irrevocable written notice

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

(or telephonic notice promptly confirmed in writing) of its intention to prepay to Administrative Agent no later than three (3) Business Days prior to the date of such prepayment.  Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of the Loan or portion thereof to be prepaid.  Upon receipt of any prepayment notice, Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment.  Such amount shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid based upon the Interest Rate; provided that if all or any portion of the Loans is prepaid on a date other than the last day of an Interest Period applicable thereto, Borrowers shall also pay all amounts required pursuant to Section 3.5(e).  Each prepayment of the Loan shall be applied to principal installments in inverse order of maturity.

3.3    Interest.

(a)    Borrowers shall pay to Administrative Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the applicable Interest Rate.  All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b)    Subject to the terms and conditions contained herein, any Borrower (or Borrower Agent on behalf of such Borrower) may from time to time request Loans, which request shall be made to Administrative Agent; provided, that, any such request from a Borrower (or Borrower Agent on behalf of such Borrower) shall specify whether such Loan shall be a Floating LIBOR Rate Loan or a Prime Rate Loan.

(c)    Interest shall be payable by Borrowers to Administrative Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.  The interest rate on non-contingent Obligations (other than Floating LIBOR Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate, effective on the first day of the month after any change in the Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.  In no event shall charges constituting interest payable by Borrowers to Administrative Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

(d)    Notwithstanding anything to the contrary contained in the Loan Agreement, for each day hereafter, all Loans made by Lenders to any Borrower shall be Floating LIBOR Rate Loans, except to the extent that: (i) any Borrower (or Borrower Agent on behalf of such Borrower) requests a Prime Rate Loan; (ii) Floating LIBOR Rate Loans are no longer available hereunder; or (iii) Floating LIBOR Rate Loans are converted into Prime Rate Loans, in each case in accordance with the terms of the Loan Agreement.

(e)    Each Borrower (or Borrower Agent on behalf of such Borrower) may from time to time request that Floating LIBOR Rate Loans be converted to Prime Rate Loans effective as of the first day of the following month.  Such request shall be effective only for the month specified and shall be delivered to Administrative Agent no later than three (3) Business Days prior to the beginning of such month.  Any notice delivered by a Borrower (or Borrower Agent on behalf of such Borrower) to convert Floating LIBOR Rate Loans to Prime Rate Loans or to continue any existing Prime Rate Loans shall be irrevocable.  Notwithstanding anything to the contrary contained herein, Administrative Agent and Lenders shall not be required to purchase United States dollar deposits in the London interbank market or other

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

applicable Floating LIBOR Rate market to fund any Floating LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Administrative Agent and Lenders had purchased such deposits to fund the Floating LIBOR Rate Loans.

3.4    Fees, Late Fee and Default Rate.

(a)    If the aggregate outstanding principal balance of all Loans is equal to or greater than fifty percent (50%) of the Maximum Credit, a fee equal to twenty-five basis points (25 bps or .25%) of the daily average amount of the Maximum Credit which is unused during the immediately preceding quarter, shall be paid quarterly in arrears to Administrative Agent (on each Lender's behalf) within ten (10) days after the end of the subject quarter.

(b)    If the aggregate outstanding principal balance of all Loans is less than fifty percent (50%) of the Maximum Credit but equal to or greater than twenty-five percent (25%) of the Maximum Credit, a fee equal to thirty-seven and one-half basis points (37.5 bps or .375%) of the daily average amount of the Maximum Credit which is unused during the immediately preceding quarter, shall be paid quarterly in arrears to Administrative Agent (on each Lender's behalf) within ten (10) days after the end of the subject quarter.

(c)    If the aggregate outstanding principal balance of all Loans is less than twenty-five percent (25%) of the Maximum Credit, a fee equal to fifty basis points (50 bps or .50%) of the daily average amount of the Maximum Credit which is unused during the immediately preceding quarter, shall be paid quarterly in arrears to Administrative Agent (on each Lender's behalf) within ten (10) days after the end of the subject quarter.

(d)    In the event that any payment due under the terms hereunder is not received by Administrative Agent within ten (10) days of the date such payment is due (inclusive of the date when due), Borrowers shall pay to Administrative Agent a late charge equal to five percent (5%) of such payment.  Such fee shall be payable on the earlier of: (i) the date of demand by Administrative Agent; or (ii) the date that Borrowers make the late payment.

(e)    While an Event of Default exists or after acceleration, at the option of the Required Lenders, Borrowers shall pay interest ("Default Interest") on the Loans at the Default Rate.  All Default Interest shall be payable on demand.

(f)    Borrowers agree to pay to Administrative Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

3.5    Changes in Laws and Increased Costs of Loans.

(a)    If, after the date hereof, in connection with any Change in Law, any Lender, Issuing Bank, or any banking or financial institution from whom any Lender borrows funds or obtains credit ("Funding Bank") determines that such Change in Law has or would have the direct or indirect effect of reducing the rate of return on any Lender's or Issuing Bank's capital as a consequence of its obligations hereunder to a level below that which such Lender or Issuing Bank could have achieved but for such Change in Law (taking into consideration such Funding Bank's or Lender's or Issuing Bank's policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, and the result of the foregoing is or results in an increase in the cost to any Lender or issuing Bank of funding or maintaining the Loans, the Letters of Credit or its Commitment, then Borrowers shall from time to time upon demand by Administrative Agent pay to Administrative Agent additional amounts

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

sufficient to indemnify such Lender or Issuing Bank, as the case may be, against such increased cost.  A certificate as to the amount of such increased cost shall be submitted to the Borrower Agent by Administrative Agent or the applicable Lender and shall be conclusive, absent manifest error.

(b)    If prior to the first day of any Interest Period: (i) Administrative Agent shall have determined, in good faith (which determination shall be conclusive and binding upon Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Floating LIBOR Rate for such Interest Period; (ii) Administrative Agent has received notice from the Required Lenders that the Floating LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Floating LIBOR Rate Loans during such Interest Period; or (iii) Dollar deposits in the principal amounts of the Floating LIBOR Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower Agent as soon as practicable thereafter, and will also give prompt written notice to the Borrower Agent when such conditions no longer exist.  If such notice is given: (A) any Floating LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans; (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Floating LIBOR Rate Loans shall be converted to or continued as Prime Rate Loans; and (C) each outstanding Floating LIBOR Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans.  Until such notice has been withdrawn by Administrative Agent, no further Floating LIBOR Rate Loans shall be made or continued as such, nor shall any Borrower (or the Borrower Agent on behalf of any Borrower) have the right to convert Prime Rate Loans to Floating LIBOR Rate Loans.

(c)    Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for Administrative Agent or any Lender to make or maintain Floating LIBOR Rate Loans as contemplated by this Agreement: (i) Administrative Agent or such Lender shall promptly give written notice of such circumstances to the Borrower Agent (which notice shall be withdrawn whenever such circumstances no longer exist); (ii) the commitment of such Lender hereunder to make Floating LIBOR Rate Loans, continue Floating LIBOR Rate Loans as such and convert Prime Rate Loans to Floating LIBOR Rate Loans shall forthwith be suspended and, until such time as it shall no longer be unlawful for such Lender to make or maintain Floating LIBOR Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Floating LIBOR Rate Loan is requested; and (iii) such Lender's Loans then outstanding as Floating LIBOR Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Floating LIBOR Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.5(e) below.

(d)    Notwithstanding anything to the contrary contained herein: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof; and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by any United States or foreign regulatory authorities, in each case pursuant to Basel III,  shall in each case be deemed to be a change in a law or regulation, regardless of the date enacted, adopted, issued or implemented.

(e)    Borrowers shall indemnify Administrative Agent and each Lender and to hold Administrative Agent and each Lender harmless from any loss or expense which Administrative Agent or such Lender may sustain or incur as a consequence of: (i) default by any Borrower in making a borrowing of, conversion into or extension of Floating LIBOR Rate Loans after such Borrower (or the Borrower Agent

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
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on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Agreement; (ii) default by any Borrower in making any prepayment of a Floating LIBOR Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement; and (iii) the making of a prepayment of Floating LIBOR Rate Loans on a day which is not the last day of an Interest Period with respect thereto.  In connection with any Floating LIBOR Rate Loans, such indemnification may include an amount equal to the excess, if any, of: (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Floating LIBOR Rate Loans provided for herein; over (B) the amount of interest (as determined by such Administrative Agent or such Lender) which would have accrued to Administrative Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Floating LIBOR market.  This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.  This Section 3.5(e) shall not apply with respect to Taxes other than any Taxes that represent claims, costs, losses, damages or expenses arising from any non-Tax claim.  A certificate as to the amount of such losses and expenses shall be submitted to the Borrower Agent by Administrative Agent or the applicable Lender and shall be conclusive, absent manifest error.

(f)    If any Change in Law shall subject Administrative Agent, any Lender, Funding Bank or Issuing Bank to any Taxes (other than: (i) Indemnified Taxes; (ii) Excluded Taxes; and (iii) Connection Income Taxes) on its Loans, Letters of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to Administrative Agent, such Lender or such Issuing Bank, of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to Administrative Agent, such Lender or such Issuing Bank, of participating in, issuing or maintaining any Letters of Credit (or of maintaining its obligation to participate in or to issue any Letters of Credit), or to reduce the amount of any sum received or receivable by Administrative Agent, such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount) then Borrowers shall from time to time upon written demand by Administrative Agent pay to Administrative Agent additional amounts sufficient to indemnify Administrative Agent, such Lender or such Issuing Bank, as the case may be, against such increased costs or reduction suffered.  A certificate setting forth the amounts necessary to compensate Administrative Agent, the applicable Lender or the applicable Issuing Bank for such increased costs or reduction suffered shall be submitted to the Borrower Agent by Administrative Agent, or the applicable Lender or Issuing Bank, and shall be conclusive, absent manifest error.

3.6    Mitigation.  If Administrative Agent, any Lender, any Funding Bank or any Issuing Bank gives a notice under Section 3.5(c) or requests compensation under Sections 3.5(a) or  3.5(f), or if any Borrower is required to pay additional amounts or indemnity payments with respect to Administrative Agent, any Lender, any Funding Bank or any Issuing Bank under Section 6.12, then Administrative Agent, such Lender, such Funding Bank or such Issuing Bank (as applicable) shall (at the request of the applicable Borrower) use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of Administrative Agent, such Lender, such Funding Bank or such Issuing Bank (as applicable), such designation or assignment: (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject, such Lender, such Funding Bank or such Issuing Bank (as applicable) to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to Administrative Agent, such Lender, such Funding Bank or such Issuing Bank (as applicable).  The Borrowers shall pay all reasonable costs and expenses incurred by

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Administrative Agent, any Lender, any Funding Bank or any Issuing Bank that has issued a Commitment to such Borrower in connection with any such designation or assignment.

SECTION 4.    CONDITIONS PRECEDENT

4.1    Conditions Precedent to Initial Loans and Letters of Credit.  Each of the following is a condition precedent to Administrative Agent and Lenders making the initial Loans and providing the initial Letters of Credit hereunder:

(a)    all requisite corporate and limited liability company action and proceedings (as the case may be) in connection with this Agreement and the other Loan Documents shall be satisfactory in form and substance to Administrative Agent, and Administrative Agent shall have received all information and copies of all documents, including records of requisite corporate or company action and proceedings which Administrative Agent may have requested in connection therewith, such documents where requested by Administrative Agent or its counsel to be certified by appropriate officers, managers, members or any Governmental Authority (and including a copy of the certificate of incorporation or articles of organization as applicable, of each Borrower certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate or limited liability company name of such Borrower as is set forth herein and such document as shall set forth the organizational identification number of each Borrower, if one is issued in its jurisdiction of incorporation);

(b)    Administrative Agent shall have determined that no material adverse change shall have occurred in the assets or business of Borrowers since the date of Administrative Agent's latest examination and no change or event shall have occurred which would impair in any material respect the ability of the Borrowers (taken as a whole) or the Obligors to perform their obligations hereunder or under any of the other Loan Documents to which they are parties or of Administrative Agent or any Lender to enforce the Obligations or realize upon the Collateral;

(c)    Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, all consents, waivers, acknowledgments and other agreements from third persons which Administrative Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents;

(d)    Administrative Agent shall have received evidence, in form and substance satisfactory to Administrative Agent, that Administrative Agent has or will have a valid perfected first priority security interest in all of the Collateral, subject only to liens permitted under this Agreement;

(e)    Administrative Agent shall have received and reviewed lien and judgment search results for the jurisdiction of incorporation and organization of each Borrower (as the case may be), the jurisdiction of the chief executive office of each Borrower and all jurisdictions in which assets of Borrowers are located, which search results shall be in form and substance satisfactory to Administrative Agent;

(f)    Administrative Agent shall have received original "Membership Interests Certificates" representing the "Required Value" (as defined in and required under Section 5.1);

(g)    Administrative Agent shall have received, in form and substance reasonably satisfactory to Administrative Agent, such opinion letters of counsel to Borrowers with respect to the Loan Documents and such other matters as Administrative Agent may request; and.

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(h)    the other Loan Documents and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Administrative Agent, in form and substance satisfactory to Administrative Agent.

4.2    Conditions Precedent to All Loans and Letters of Credit.  Each of the following is an additional condition precedent to the Loans and/or providing Letters of Credit to Borrowers, including the initial Loans and Letters of Credit and any future Loans and Letters of Credit:

(a)    all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date);

(b)    no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which: (i) purports to enjoin, prohibit, restrain or otherwise affect: (A) the making of the Loans or providing the Letters of Credit; or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Loan Documents or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

(c)    no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit and after giving effect thereto.

SECTION 5.    GRANT AND PERFECTION OF SECURITY INTEREST

5.1    Grant of Security Interest.  To secure payment and performance of all Obligations, Parent hereby grants to Administrative Agent, for itself and the benefit of Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Administrative Agent, for itself and the benefit of Secured Parties, as security, a percentage of Parent's membership interests in Woodbridge Holdings (the "Membership Interests"), which Membership Interest shall be certificated in the form as set forth on Exhibit D attached hereto (the "Membership Interests Certificates"), having a value of not less than $100,000,000.00 (the "Required Value"), as such value shall be tested and verified by Administrative Agent on a semi-annual basis throughout the term of the Loan (together with all other collateral security for the Obligations at any time granted to or held or acquired by Administrative Agent or any Lender, collectively, the "Collateral").  In the event that following Administrative Agent's semi-annual testing of the value of the Membership Interests, Administrative Agent shall have reasonably determined that the value of the Membership Interests shall be less than the Required Value, then Parent shall, no later than ten (10) days from receipt of written notice from Administrative Agent, deliver to Administrative Agent Membership Interests Certificates in such an amount as shall have been reasonably determined by Administrative Agent to cause the value of the Membership Interests to not be less than the Required Value.

5.2    Perfection of Security Interests.

(a)    In accordance with the terms and conditions of the Security Agreement, Parent has delivered (and shall deliver from time to time as may be required based upon Administrative Agent's semi-annual testing of the value of the Membership Interests as set forth in Section 5.1 above) the

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Membership Interests representing the Required Value.  Parent acknowledges and agrees that the Administrative Agent shall have possession of the Membership Interests Certificates subject to and in accordance with the terms and conditions of the Security Agreement.  As such, Parent acknowledges and agrees that Administrative Agent shall have perfected its security interest in the Collateral (i.e., the Membership Interests) by possession.

(b)    Parent irrevocably and unconditionally authorizes Administrative Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Administrative Agent or its designee as the secured party and Parent as debtor, as Administrative Agent may require, and including any other information with respect to Parent or otherwise required by part 5 of Article 9 of the UCC or required pursuant to any other legislation of such jurisdiction as Administrative Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof.  Parent hereby ratifies and approves all financing statements (or other registrations or filings) naming Administrative Agent or its designee as secured party and Parent as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Administrative Agent prior to the date hereof and ratifies and confirms the authorization of Administrative Agent to file such financing statements (and amendments, if any).  Parent hereby authorizes Administrative Agent to adopt any symbol required for authenticating any electronic filing.  Until such time as the Commitments have expired or terminated and all amounts due and payable the Loans or under any Loan Document have been paid in full, in no event shall Parent at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or other registrations or filings) (or amendment or continuation with respect thereto) naming Administrative Agent or its designee as secured party and Parent as debtor.

(c)    Parent and Woodbridge Holdings shall take any other actions reasonably requested by Administrative Agent from time to time to cause the attachment, perfection and first priority (subject to liens permitted under Section 8.7 hereof to be senior thereto) of, and the ability of Administrative Agent to enforce, the security interest of Administrative Agent in any and all of the Collateral, including, without limitation: (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Parent and Woodbridge Holdings signature thereon is required therefor and executing and delivering any additional pledges, membership interest transfer powers or other such documents required to perfect or continue to perfect Administrative Agent's and Lenders' security interest in the Collateral; (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Administrative Agent to enforce, the security interest of Administrative Agent in such Collateral; and (iii) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on the Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6.    COLLECTION AND ADMINISTRATION

6.1    Borrowers' Loan Accounts.  Administrative Agent shall maintain one or more loan account(s) on its books in which shall be recorded: (a) all Loans and other Obligations and the Collateral; (b) all payments made by or on behalf of any Borrower; and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest.  All entries in the loan account(s) shall be made in accordance with Administrative Agent's customary practices as in effect from time to time.

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6.2    Statements.  Administrative Agent shall render to Borrower Agent each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Administrative Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses.  Each such statement shall be subject to subsequent adjustment by Administrative Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Administrative Agent receives a written notice from Borrower Agent of any specific exceptions of Borrower Agent thereto within thirty (30) days after the date such statement has been received by Parent.  Until Administrative Agent shall have rendered to Borrower Agent a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Administrative Agent and Lenders by Borrowers.

6.3    Payments.

(a)    All Obligations shall be payable to the Agent Payment Account or such other place as Administrative Agent may designate from time to time.  Subject to the other terms and conditions contained herein, Administrative Agent shall apply payments received or collected from any Borrower or for the account of any Borrower (including, the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Administrative Agent, Lenders and Issuing Bank from any Borrower; second, to pay interest due in respect of any Loans (and including any Special Agent Advances) or Letters of Credit; third, to pay or prepay principal in respect of Special Agent Advances; fourth, to pay principal due in respect of the Loans and to pay Obligations then due arising under or pursuant to any Hedge Agreements of a Borrower with Administrative Agent or a Bank Product Provider (up to the amount of any then effective reserve established in respect of such Obligations), on a pro rata basis; fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Administrative Agent determines and at any time an Event of Default exists or has occurred and is continuing, to provide cash collateral for any Letter of Credit or other contingent Obligations (but not including for this purpose any Obligations arising under or pursuant to any Bank Products); and sixth, to pay or prepay any Obligations arising under or pursuant to any Bank Products (other than to the extent provided for above) on a pro rata basis. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrower Agent, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Administrative Agent shall not apply any payments which it receives to any Floating LIBOR Rate Loans, except: (A) on the expiration date of the Interest Period applicable to any such Floating LIBOR Rate Loans; or (B) in the event that there are no outstanding Prime Rate Loans.

(b)    At Administrative Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents may be charged directly to the loan account(s) of any Borrower maintained by Administrative Agent.

(c)    If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Administrative Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Administrative Agent or such Lender.  Borrowers shall be liable to pay to Administrative Agent, and do hereby indemnify and hold Administrative Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned.  This Section 6.3(c) shall remain effective notwithstanding any contrary action that may be

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taken by Administrative Agent or any Lender in reliance upon such payment or proceeds.  This Section 6.3 shall survive the payment of the Obligations and the termination of this Agreement.

6.4    Authorization to Make Loans.  Administrative Agent and Lenders are authorized to make the Loans and provide any Letters of Credit based upon telephonic or other instructions received from an Authorized Representative or, at the discretion of Administrative Agent, if such Loans are necessary to satisfy any Obligations.  All requests for Loans or Letters of Credit hereunder shall specify the date on which the requested advance is to be made or Letter of Credit issued (which day shall be a Business Day) and the amount of the requested Loan or Letter of Credit.  Requests received after 11:00 a.m., EST on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day.  All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower when deposited to the credit of any Borrower or otherwise disbursed or issued in accordance with the instructions of any Borrower or in accordance with the terms and conditions of this Agreement.

6.5    Use of Proceeds.  Borrowers shall use the initial proceeds of the Loans provided by Administrative Agent to Borrowers hereunder only for: (a) the purposes set for in Section 2 above; and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents.  All other Loans made to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for the purposes set for in Section 2 above.  None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security (other than open-market repurchases of the common stock of Parent in cancellation) or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.6    Appointment of Borrower Agent as Agent for Requesting Loans and Receipts of Loans and Statements.

(a)    Each Borrower hereby irrevocably appoints and constitutes Borrower Agent as its agent to request and receive Loans pursuant to this Agreement and the other Loan Documents from Administrative Agent or any Lender in the name or on behalf of such Borrower.  Administrative Agent and Lenders may disburse the Loans to such bank account of Borrower Agent or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Borrower Agent may designate or direct, without notice to any other Borrower or Obligor.

(b)    Borrower Agent hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.6.

(c)    Each Borrower hereby irrevocably appoints and constitutes Borrower Agent as its agent to receive statements on account and all other notices from Administrative Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(d)    Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower by Borrower Agent shall be deemed for all purposes to have been made by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower.

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(e)    No purported termination of the appointment of Borrower Agent as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Administrative Agent.

6.7    Pro Rata Treatment.  Except to the extent otherwise provided in this Agreement:  (a) the making of Loans shall be made by each Lender based on its Pro Rata Share; and (b) each payment on account of any Obligations to or for the account of one or more of the Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.8    Sharing of Payments, Etc.

(a)    Each Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Administrative Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Administrative Agent and Lenders, to the provisions of Section 11.3(b) hereof), to offset balances held by it for the account of such Borrower at any of its offices, in United States Dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify Borrower Agent and Administrative Agent thereof provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

(b)    If any Lender (including Administrative Agent) shall obtain from any Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Loan Documents through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Administrative Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders.  To such end, all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c)    Each Borrower agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may he) owing to such Lender in the amount of such participation.

(d)    Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Administrative Agent for the benefit of Lenders and, in any event, exercise its rights

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in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.9    Settlement Procedures.

(a)    In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Administrative Agent and Lenders, Administrative Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

(b)    With respect to all Loans made by Administrative Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. EST on the Business Day immediately preceding the date of each settlement computation; provided, that, Administrative Agent retains the absolute right at any time or from time to time to make the above-described adjustments at intervals more frequent than weekly, but in no event more than twice in any week.  Administrative Agent shall deliver to each of the Lenders after the end of each week, or more frequently as Administrative Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period").  If the summary statement is sent by Administrative Agent and received by a Lender prior to 12:00 p.m. EST, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. EST on the same Business Day and if received by a Lender after 12:00 p.m. EST, then such Lender shall make the settlement transfer by not later than 4:00 p.m. EST on the next Business Day following the date of receipt.  If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (hut in no event later than the time set forth in the preceding sentence) transfer to Administrative Agent by wire transfer in immediately available funds the amount of the increase.  Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease.  The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Administrative Agent.  Administrative Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letters of Credit.  Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender.  Because the Administrative Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and or be repaid such Loans, interest with respect to Loans shall be allocated by Administrative Agent in accordance with the amount of Loans actually advanced by and repaid each Lender and the Administrative Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

(c)    To the extent that Administrative Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Administrative Agent may apply such amounts repaid directly to any amounts made available by Administrative Agent pursuant to this Section.  In lieu of weekly or more frequent settlements, Administrative Agent may, at its option, at any time require each Lender to provide Administrative Agent

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with immediately available funds representing its Pro Rata Share of each Loan, prior to Administrative Agent's disbursement of such Loan to Borrower.  In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares.  No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

(d)    Upon the making of any Loan by Administrative Agent as provided herein, without further action by any party hereto, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share in such Loan.  To the extent that there is no settlement in accordance with the terms hereof, Administrative Agent may at any time require the Lenders to fund their participations.  From and after the date, if any, on which any Lender has funded its participation in any such Loan, Administrative Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest received by Administrative Agent in respect of such Loan.

(e)    If Administrative Agent is not funding a particular Loan to a Borrower (or Borrower Agent for the benefit of such Borrower) pursuant to this Section on any day, Administrative Agent may assume that each Lender will make available to Administrative Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Administrative Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day.  If Administrative Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Administrative Agent's option based on the arithmetic mean determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. EST on that day by each of the three (3) leading brokers of Federal funds transactions in New York City selected by Administrative Agent) and if such amounts are not paid within three (3) days of Administrative Agent's demand, at the highest Interest Rate provided for in Section 3.3 hereof applicable to Prime Rate Loans.  During the period in which such Lender has not paid such corresponding amount to Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the amount so advanced by Administrative Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Administrative Agent for its own account.  Upon any such failure by a Lender to pay Administrative Agent, Administrative Agent shall promptly thereafter notify Borrower Agent of such failure and Borrowers shall pay such corresponding amount to Administrative Agent for its own account within five (5) Business Days of Borrower Agent's receipt of such notice.  Any Lender that has failed to fund any portion of the Loans, participations in Letters of Credit required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, or has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, shall be a "Defaulting Lender".

(f)    Administrative Agent shall not be Obligated to transfer to a Defaulting Lender any payments received by Administrative Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees).  For purposes of voting or consenting to matters with respect to this Agreement and the other Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender"

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and such Lender's Commitment shall be deemed to be zero (0).  All amounts otherwise payable in respect of the Pro Rata Share of principal to a Defaulting Lender shall instead be paid to the other Lenders based on their Pro Rata Shares calculated after giving effect to the reduction of the Defaulting Lender's Commitment to zero (0) as provided herein or at Administrative Agent's option may instead be paid to and retained by Administrative Agent.  To the extent that Administrative Agent elects to receive and retain such amounts, Administrative Agent may hold them and, in its reasonable discretion, relend such amounts to a Borrower.  To the extent that Administrative Agent exercises its option to relend such amounts, such amounts shall be treated as Revolving Loans for the account of Administrative Agent in addition to the Revolving Loans that are made by the Lenders other than Defaulting Leaders based on their Pro Rata Shares as calculated after giving effect to the reduction of the Defaulting Lender's Commitment to zero (0) as provided herein but shall be repaid in the same order of priority as Special Agent Advances for purposes of Section 6.3 hereof, except as Administrative Agent may otherwise elect.  The rights of a Defaulting Lender shall be limited as provided herein until such time as the Defaulting Lender has made all payments to Administrative Agent that were the basis for it to become a Defaulting Lender.  Upon the cure by Defaulting Lender of the event that is the basis for it to be a Defaulting Lender by making such payment or payments, such Lender shall cease to be a Defaulting Lender and shall be entitled to payment of interest to the extent previously received and retained by Administrative Agent from or for the account of Borrowers on the funds constituting Loans made by such Lender prior to the date of it being a Defaulting Lender (and not previously paid to such Lender) and shall otherwise, after such cure, make Loans and settle in respect of the Loans and other Obligations in accordance with the terms hereof.  The existence of a Defaulting Lender and the operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Obligor of their duties and obligations hereunder.

(g)    Nothing in this Section or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

6.10    Obligations Several; Independent Nature of Lenders' Rights.  The obligation of each Lender hereunder is several; and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  Nothing contained in this Agreement or any of the other Loan Documents and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 11.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

6.11    Bank Products.  Borrowers, may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product Providers, and each Bank Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products.  Borrowers shall indemnify and hold Administrative Agent, each Lender and their respective Affiliates harmless from any all obligations now are hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products obtained by Borrowers other than for gross negligence or willful misconduct on the part of any such indemnified Person.  This Section 6.11 shall survive the payment of the Obligations and the termination of this Agreement.  Borrowers acknowledge and agree that the obtaining of Bank Products from Bank Product Providers: (a) is in the sole discretion of such Bank Product Provider; and (b) is subject to the rules and regulations of

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such Bank Product Provider.  This Section 6.11 shall not apply to Indemnified Taxes, Other Taxes or Excluded Taxes.

6.12    Taxes.

(a)     Any and all payments by or on behalf of any Borrower hereunder and under any Loan Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable law.  In addition, Borrowers agree to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(b)    If any Borrower shall be required by law to deduct or withhold in respect of any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder to Administrative Agent, any Lender or Issuing Bank, then:

(i)    the sum payable shall be increased, as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 6.12(b)) such Lender (or Administrative Agent on behalf of such Lender) or Issuing Bank receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)    such Borrower shall make such deductions and withholdings; and

(iii)    such Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law or, at the option of Administrative Agent, timely reimburse it for the payment of any Other Taxes.

(c)    Within thirty (30) days after the date of any payment by any Borrower of Indemnified Taxes or Other Taxes, upon Administrative Agent's request, such Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Administrative Agent.

(d)    Each Lender and each Issuing Bank shall deliver to Administrative Agent and Borrower Agent, before receiving such Lender's or Issuing Bank's first payment under this Agreement, either: (i) an original executed IRS Form W-9; or (ii) any other IRS form (and in the case of a Lender or Issuing Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate substantially in the form applicable to such Lender or such Issuing Bank provided as an exhibit in the Loan Syndication and Trading Association Model Credit Agreement Provisions dated August 10, 2011 (or any subsequent version published in final form by the LSTA)) certifying that such Lender or Issuing Bank is entitled to a complete exemption from United States federal withholding Tax and United States federal backup withholding Tax, as applicable, with respect to payments made hereunder and under any Loan Document.  Each Lender and each Issuing Bank shall provide new forms (or successor forms) to Administrative Agent and Borrower Agent upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Administrative Agent and each Borrower of any change in circumstances which would modify or render invalid any claimed exemption (provided, however, that notifying Administrative Agent and each Borrower of a change in circumstances shall not affect whether any Tax constitutes an Excluded Tax).

(e)    If a Lender or Issuing Bank is entitled to a reduction in the applicable withholding Tax, Administrative Agent or the Borrowers may withhold from any interest payment to such Lender or such Issuing Bank an amount equivalent to the applicable withholding Tax after taking into

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account such reduction.  If the forms or other documentation required by Section 6.12(d) are not delivered to Administrative Agent and the Borrowers, then Administrative Agent or any Borrower may withhold from any interest payment to such Lender or such Issuing Bank not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.

(f)    Borrowers will indemnify Administrative Agent, each Lender and each Issuing Bank for the full amount of Indemnified Taxes and Other Taxes paid by Administrative Agent, such Lender or such Issuing Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by any Lender or any Issuing Bank (with a copy to Administrative Agent) or by Administrative Agent on its own behalf or on behalf of any Lender or any Issuing Bank shall be conclusive absent manifest error.

(g)    If Administrative Agent, any Lender or any Issuing Bank receives a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 6.12, so long as no Default or Event of Default has occurred and is continuing, it shall pay over any refund it has received to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 6.12 with respect to Taxes giving rise to such a refund) net of all out-of-pocket expenses of Administrative Agent, such Lender or such Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that, Borrowers, upon the request of Administrative Agent, such Lender or such Issuing Bank, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Administrative Agent, such Lender or such issuing Bank hereunder) to Administrative Agent, such Lender or such Issuing Bank in the event Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority; provided, further, that in no event shall Administrative Agent, any Lender or any Issuing Bank be required to repay any such amounts if such payment would place Administrative Agent, such Lender or such Issuing Bank in a less favorable net after-Tax position than if such indemnification payments or additional amounts giving rise to such refund had never been paid.  Notwithstanding anything in this Agreement to the contrary, this Section 6.12(g) shall not be construed to require Administrative Agent, any Lender or any Issuing Bank to make available its tax returns tor any other information which it reasonably deems confidential) to any Borrower or any other Person.

(h)    lf a payment made to Administrative Agent, any Lender or any Issuing Bank hereunder or under any other Loan Document would be subject to United States federal withholding tax imposed pursuant to FATCA if Administrative Agent, such Lender or such Issuing Bank fails to comply with applicable reporting and other requirements of FATCA (including those contained in Section 1471(h) or 1472(1) of the Code, if applicable), Administrative Agent, such Lender or such Issuing Bank shall use commercially reasonable efforts to deliver to the Borrowers and Administrative Agent at the time or times prescribed by applicable law or as reasonably requested by the Borrowers or Administrative Agent, accurate, complete and signed certification prescribed by applicable law and any other documentation reasonably requested by Administrative Agent sufficient for the Borrowers and Administrative Agent to comply with their obligations under FATCA and to determine that Administrative Agent, such Lender or such Issuing Bank has complied with such applicable reporting and other requirements of FATCA.  Solely for purposes of this Section 6.12(h), the term "FATCA" shall include any amended or successor provisions.

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(i)    Each party's obligations under this Section 6.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 7.    REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue Letters of Credit, each Borrower hereby represents and warrants to Administrative Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letters of Credit to Borrowers:

7.1    Existence, Power and Authority.  Each Borrower is a corporation or limited liability company duly organized and in good standing under the laws of its state or other jurisdiction of organization and is duly qualified as a foreign corporation or limited liability company, as applicable, and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the other Loan Documents and the transactions contemplated hereunder and thereunder: (a) are all within each Borrower's corporate or limited liability company powers; (b) have been duly authorized; (c) are not in contravention of any applicable law or the terms of any Borrower's certificate of incorporation, by laws, articles of organization, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound; and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower.  This Agreement and the other Loan Documents to which any Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

7.2    Name: State of Organization; Chief Executive Office.

(a)    As of the date hereof and as of the date of each Compliance Certificate, the exact legal name of each Borrower is as set forth on the signature page of this Agreement.  Except as set forth on Schedule 7.2, each Borrower has, during the five (5) years immediately preceding the date hereof been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets outside of the ordinary course of business.

(b)    As of the date hereof and as of the date of each Compliance Certificate, each Borrower is an organization of the type and organized in the jurisdiction set forth on Schedule 7.2.  Schedule 7.2 sets forth the organizational identification number of each Borrower or states that such Borrower has none and sets forth the federal employer identification number of each Borrower.

(c)    As of the date hereof and as of the date of each Compliance Certificate, the chief executive office and mailing address of each Borrower are located only at the address identified as such on Schedule 7.2 and its only other places of business are the addresses set forth on Schedule 7.2,

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subject to the rights of any Borrower to establish new locations after the date hereof subject to and in accordance with Section 8.1(c) below.

7.3    Financial Statements; No Material Adverse Change.  All consolidated financial statements of the Parent which have been or may hereafter be delivered by the Parent to Administrative Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the consolidated financial condition and the consolidated results of operation of the Parent as at the dates and for the periods set forth therein.  Except as disclosed in any interim financial statements furnished by the Parent to Administrative Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited consolidated financial statements of the Parent furnished by the Parent to Administrative Agent prior to the date of this Agreement.

7.4    Priority of Liens; Collateral.  The Collateral will be certificated prior to the Closing and upon consummation of the pledge and assignment of the Collateral to Administrative Agent pursuant to this Agreement and the Security Agreement, and delivery to Administrative Agent of the Membership Interest Certificates and one or more Membership Interest transfer powers executed in blank, to be held by Administrative Agent pursuant to the terms of this Agreement and the Security Agreement, such pledge and assignment will create a valid lien on and a perfected, first priority security interest in the Collateral securing the payment of the Notes, without any filing, registration or other act by Administrative Agent.  In connection with the foregoing, Parent and Woodbridge Holdings hereby represent and warrant that:

(a)    Parent is the sole legal and beneficial owner of good and indefeasible title to the Membership Interests free and clear of all liens and encumbrances except for the Security Interests created by this Agreement and the Security Agreement and the encumbrances permitted by Section 8.7 and has all necessary authority to pledge, sell, transfer and assign the Collateral and such assignment and transfer is not contrary to or in conflict with the Woodbridge Holdings Operating Agreement or any other agreement, mortgage, indenture or contract binding on Parent or Woodbridge Holdings;(b)    Subject to the terms of the Woodbridge Holdings Operating Agreement, there are no restrictions on assignment, transfer, pledge, hypothecation or mortgage of the Membership Interests;

(c)    No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Administrative Agent relating to this Agreement; and

(d)    The Collateral is a "security" as defined in Article 8 of the UCC as in effect from time to time;

7.5    Tax Returns.  The Borrowers have filed, or caused to be filed, in a timely manner all U.S. federal tax returns and all other material tax returns, reports and declarations which are required to be filed.  All information in such tax returns, reports and declarations is complete and accurate in all material respects.  Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

7.6    Litigation.  Except as set forth on Schedule 7.6, as of the date hereof and as of the date of each Compliance Certificate: (a) there is no investigation by any Governmental Authority

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pending, or to any Borrower's knowledge threatened, against or affecting any Borrower, its or their assets or business; and (b) there is no action, suit, proceeding or claim by any Person pending, or to any Borrower's knowledge threatened, against any Borrower or its or their assets or goodwill, or against or affecting) any transactions contemplated by this Agreement; in each case, which could reasonably be expected to have a Material Adverse Effect.

7.7    Compliance with Other Agreements and Applicable Laws.

(a)    Borrowers are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, except where such violation could not reasonably be expected to result in a Material Adverse Effect.  Borrowers are in compliance in all material respects with the requirements of all applicable laws, rules, regulations, listing standards and orders of any Governmental Authority, regulatory agency or securities exchange relating to their Capital Stock or their respective businesses.

(b)    Borrowers have obtained all permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"), except those which could not reasonably be expected to have a Material Adverse Effect.  All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to any Borrower's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits which even if resolved unfavorably, could reasonably be expected to result in a Material Adverse Effect.

7.8    Environmental Compliance.

(a)     Except as set forth on Schedule 7.8, Borrowers and any Subsidiary of any Borrower have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by if) in any manner which at any time violates in any material respect any, applicable Environmental Law or Permit, and the operations of Borrowers and any Subsidiary of any Borrower complies in all material respects with all Environmental Laws and all Permits, except in each case for such violations or failures which could not reasonably be expected to have a Material Adverse Effect.

(b)    Except as set forth on Schedule 7.8, there is no pending investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to any Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower and any Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which in any case could reasonably be expected to result in a Material Adverse Effect.

(c)    Except as set forth on Schedule 7.8, Borrowers and their Subsidiaries have no liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which in any case could reasonably be expected to result in a Material Adverse Effect.

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(d)    Borrowers and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect, except as could not reasonably be expected to result in a Material Adverse Effect.

7.9    Employee Benefits.

(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law.  Each Plan which is intended to qualify under Section 401(a) of the Code, has either received a favorable determination letter from the Internal Revenue Service or can rely on an opinion letter from the Internal Revenue Service issued to a pre-approved plan sponsor to the effect that such Plan is so qualified and, to any Borrower's knowledge, nothing has occurred which would cause the loss of such qualification.  Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of' the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)    Except as could not reasonably be expected to have a Material Adverse Effect, there are no pending, or to any Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.  Except as could not reasonably be expected to have a Material Adverse Effect, there has been no prohibited transaction or violation of the fiduciary responsibility rules under ERISA with respect to any Plan.

(c)    (i)  No ERISA Event has occurred or is reasonably expected to occur; (ii) except as could not reasonably be expected to have a Material Adverse Effect, each Borrower, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title TV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) except as could not reasonably be expected to have a Material Adverse Effect, each Borrower and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iv) except as could not reasonably be expected to have a Material Adverse Effect, each Borrower, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

7.10    Bank Accounts.  As of the date hereof, all of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any hank or other financial institution are set forth on Schedule 7.10.

7.11    SEC Reporting Compliance.  All reports filed by a Borrower with the SEC during the past three (3) years, as amended, complied in all material respects with all SEC rules and regulations on the date of filing and did not contain any material misstatement or material omission that caused a statement contained therein in light of the circumstances under which it was made to be misleading.

7.12    Subsidiaries; Capitalization; Solvency.

(a)    Exhibit 21.1 to the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 ("2016 Annual Report"), lists each Significant Subsidiary of the Parent as of the end of such fiscal year.  Except as set forth on the 2016 Annual Report and Schedule 7.12, as of the date hereof, Parent does not have any other Significant Subsidiaries.

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(b)    As of the date hereof, except as set forth on Schedule 7.12 with respect to Bluegreen Corporation, each Borrower is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock (including membership interests as to limited liability companies) of each of the Subsidiaries listed on Schedule 7.12 as being owned by such Borrower and, except as set forth on Schedule 7.12, there are no proxies, irrevocable or otherwise, with respect to such shares or membership interests and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares or membership interests or securities convertible into or exchangeable for such shares.

(c)    As of the date hereof, the issued and outstanding shares of Capital Stock of each Borrower (other than Parent) are directly and beneficially owned and held by the persons indicated on Schedule 7.12, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges mid encumbrances of any kind, except as disclosed in writing to Administrative Agent prior to the date hereof.

(d)    Parent and Woodbridge are Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Administrative Agent and the other transaction contemplated hereunder.

7.13    Labor Disputes.

(a)    Set forth on Schedule 7.13 is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and any union, labor organization or other bargaining agent in respect of the employees of any Borrower on the date hereof.

(b)    Except as could not reasonably be expected to result in a Material Adverse Effect, there is: (i) no significant unfair labor practice complaint pending against any Borrower or, to any Borrower's knowledge, threatened against it before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or, to any Borrower's knowledge, threatened against it; and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or, to any Borrower's knowledge, threatened against any Borrower.

7.14    Material Contracts.  Parent has filed each Material Contract required to be filed by Parent with the SEC pursuant to the Exchange Act.  Parent or its applicable Subsidiary is not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

7.15    Accuracy and Completeness of Information.  All information furnished by or on behalf of any Borrower in writing to Administrative Agent or any Lender in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby, including all information on the Schedules attached hereto are true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.  Since December 31, 2017, no event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Administrative Agent in writing prior to the date hereof.

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7.16    Survival of Warranties; Cumulative.  All representations and warranties contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Administrative Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Administrative Agent and Lenders regardless of any investigation made or information possessed by Administrative Agent or any Lender.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower shall now or hereafter give, or cause to be given, to Administrative Agent or any Lender.

7.17    Patriot Act.  To the extent applicable, the Borrowers are in compliance, in all material respects, with the: (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto; and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the "Patriot Act").  No part of the proceeds of the Loans will be used by any Borrower or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

7.18    OFAC.  No Borrower nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC.  No Borrower nor any of its Subsidiaries: (a) is a Sanctioned Person or a Sanctioned Entity; (b) has its assets located in Sanctioned Entities; or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any Loan will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

7.19    Anti-Terrorism Laws.  No Borrower or any of their Subsidiaries is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended.  No Borrower or any of their Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended; (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; or (c) the Patriot Act.  No Borrower or any of their Subsidiaries is a blocked person described in Section 1 of the Anti-Terrorism Order or, to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.  Each Borrower shall deliver to Administrative Agent, Issuing Banks and Lenders any certifications or other evidence requested from time to time by Administrative Agent, any Issuing Bank or any Lender in its sole discretion, confirming compliance with this Section 7.19.

SECTION 8.    AFFIRMATIVE AND NEGATIVE COVENANTS

8.1    Maintenance of Existence.

(a)    Except as permitted by Section 8.6, each Borrower shall at all times preserve, renew and keep in full force and effect its existence as a corporation or limited liability company, as applicable, and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, trade names, approvals, authorizations, leases, contracts and permits necessary to carry on in all material respects the business as presently or proposed to be conducted.

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(b)    No Borrower shall change its name unless each of the following conditions is satisfied: (i) Administrative Agent shall have received not less than thirty (30) days' prior written notice from Borrower Agent of such proposed change in its corporate or limited liability company name, which notice shall accurately set forth the new name; and (ii) the Borrower Agent shall promptly thereafter deliver to Administrative Agent a copy of the amendment to the Certificate of Incorporation (or certificate of organization, as the case may be) of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower promptly after it is available.

(c)    No Borrower shall change its chief executive office, its mailing address, organizational identification number (or if it does not have one, shall not acquire one), type or jurisdiction of organization or other legal structure, in each case, unless Administrative Agent shall have received not less than thirty (30) days' prior written notice from Borrower Agent of such proposed change, which notice shall set forth such information with respect thereto as Administrative Agent may require and Administrative Agent shall have received such agreements as Administrative Agent may reasonably require in connection therewith.

8.2    Compliance, with Laws, Regulations, Etc.

(a)     Each Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, listing standards, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, regulatory entity or securities exchange except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(b)    Borrowers shall give written notice to Administrative Agent promptly upon any Borrower's receipt of any notice of, or any Borrower's otherwise obtaining knowledge of: (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material; or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower; or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law, in each case which would reasonably be expected to have a Material Adverse Effect.  Copies of all material environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower to Administrative Agent as reasonably requested by Administrative Agent.  Each Borrower shall take prompt action in accordance with applicable timetables pursuant to Environmental Law to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Administrative Agent on such response.

(c)    Borrowers shall indemnify and hold harmless Administrative Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower and the preparation and implementation of any closure, remedial or other required plans.  All representations, warranties, covenants and indemnifications in this Section 8.2 shall survive the payment of the Obligations and the termination of this Agreement.

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8.3    Payment of Taxes and Claims.  Each Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes assessments, contributions and governmental charges upon or against it or its properties or assets (collectively, "Borrowers' Taxes"), except where the failure to so pay or discharge could not reasonably be expected to have a Material Adverse Effect or with respect to Borrowers' Taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Subsidiary, as the case may be, and as to which adequate reserves have been set aside on its books.  Each Borrower shall be liable for any of its Taxes or penalties with respect thereto imposed on Administrative Agent or any Lender as a result of the financing arrangements provided for herein and each Borrowers agree to indemnify and hold Administrative Agent harmless with respect to the foregoing.  The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

8.4    SEC Reporting; NYSE Listing.  At all times during the term of the Loan, the common stock of Parent shall remain listed on the New York Stock Exchange and all shares of any Borrower or Subsidiary registered under the Securities Exchange Act of 1934 (the "Exchange Act") as of the date hereof shall remain so registered.  Parent shall cause the timely filing with the SEC of all reports of any Borrower or Subsidiary required to be filed pursuant to the Exchange Act.

8.5    Financial Statements and Other Information.

(a)    Parent shall keep proper books and records in which true and complete entries in all material respects shall be made of all dealings or transactions of or in relation to the Collateral and the business of the Borrowers and their Subsidiaries in accordance with GAAP.  Borrowers shall promptly furnish to Administrative Agent and Lenders all such financial and other information as Administrative Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers.  Without limiting the foregoing:

(i)    Parent shall furnish or cause to be furnished to Administrative Agent, company-prepared operating budgets within ninety (90) days after each Borrower's fiscal year end (commencing with the fiscal year ending on December 31, 2018) presenting the annual operating budgets of Parent and its Subsidiaries as of the end of and through such fiscal year.  Such operating budgets shall be in a form reasonably satisfactory to the Administrative Agent and shall be certified to be correct by the chief financial officer or chief accounting officer of Parent or an authorized signature of such Borrower attesting to the Administrative Agent the accuracy of the operating budgets.

(ii)    Parent shall furnish or cause to be furnished to Administrative Agent, commencing on December 31, 2018, consolidated audited annual financial statements, including balance sheets, and income statements within ninety (90) days after Parent's fiscal year end, presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal year.  Such consolidated audited annual financial statements shall be: (a) in a form reasonably satisfactory to the Administrative Agent; (b) certified to be correct by the chief financial officer or chief accounting officer of Parent or an authorized signature of such Borrower attesting to the Administrative Agent the accuracy of the financial statements; and (c) contain the unqualified opinion of the independent certified public accountants auditing the same, that such audited annual consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended.  Notwithstanding the foregoing, in the event that Parent delivers to the Administrative Agent an Annual Report for Parent on Form 10-K for such fiscal year, as filed with the SEC, within ninety (90) days after the end of such fiscal year, such Form 10-K shall satisfy the requirements of this clause (a)(ii).

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(iii)    Parent shall furnish or cause to be furnished to Administrative Agent, no later than forty-five (45) days from the end of each fiscal quarter (commencing with the quarter ending on December 31, 2018), quarterly interim unaudited financial statements, including balance sheets, and income statements, presenting the consolidated financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal quarter. Such quarterly interim unaudited financial statements shall be: (a) in a form reasonably satisfactory to the Administrative Agent; (b) certified to be correct by the chief financial officer or chief accounting officer of Parent or an authorized signature of such Borrower attesting to the Administrative Agent the accuracy of the financial statements; and (c) accompanied by the Compliance Certificate, along with a schedule in a form satisfactory to Administrative Agent of the calculations used in determining, as of the end of such month, whether Borrowers are in compliance with the covenants set forth in Section 8.14,  Section 8.15 and Section 8.16 of this Agreement for such fiscal quarter.  Notwithstanding the foregoing, in the event that Parent delivers to the Administrative Agent a Quarterly Report for Parent on Form 10-Q for such fiscal quarter, as filed with the SEC, within forty-five (45) days after the end of such fiscal year, such Form 10-Q shall satisfy the requirements of this clause (a)(iii) (other than clause (a)(iii)(c)).

(b)    Borrowers shall promptly notify Administrative Agent in writing of the details of: (i) any loss, damage, investigation, action, suit proceeding or claim which could reasonably be expected to result in any material adverse change in the Borrowers' business, properties, assets, goodwill or condition, financial or otherwise (taken as a whole); (ii) any order, judgment or decree in excess of $5,000,000.00 shall have been entered against any Borrower or any of its or their properties or assets; (iii) any notification of a violation of laws or regulations received by any Borrower, which could reasonably be expected to result in a Material Adverse Effect; and (iv) the occurrence of any Default or Event of Default.

(c)    Parent shall promptly after the sending or filing thereof furnish or cause to be furnished to Administrative Agent copies of all reports which Parent sends to its stockholders generally and copies of all reports and registration statements which it files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.  Notwithstanding the foregoing, the information required to be delivered pursuant to this Section 8.5(c) shall be deemed to have been delivered if such information shall be publicly available on the website of the SEC at http://www.sec.gov.

(d)    Borrowers shall furnish or cause to be furnished to Administrative Agent such budgets, forecasts, projections and other information with respect to the Collateral and the business of Borrowers, as Administrative Agent may, from time to time, reasonably request. Administrative Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other Governmental Authority in response to any order from such court or Governmental Authority and, as permitted by law, with the prior written notice to Borrower Agent of Administrative Agent's intention to do so, or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant.  Any documents, schedules, invoices or other papers delivered to Administrative Agent or any Lender may be destroyed or otherwise disposed of by Administrative Agent or such Lender one (1) year after the same are delivered to Administrative Agent or such Lender, except as otherwise designated by Borrower Agent to Administrative Agent or such Lender in writing.

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8.6    Consolidation, Merger, Dissolution, Etc.

Each Borrower shall not directly or indirectly,

(a)    merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except for any such merger, or consolidation of or by any Subsidiary of a Borrower existing on the date hereof into such Borrower or by a Borrower into such Subsidiary so long as: (i) the successor to the Borrower has unconditionally assumed in writing all of the payment and performance obligations of the Borrower under this Agreement and the other Loan Documents; and (ii) such merger or consolidation shall not result in a Material Adverse Effect.

(b)    wind up, liquidate or dissolve; or

(c)    agree to do any of the foregoing.

Notwithstanding the foregoing, nothing shall prohibit a Borrower (other than Parent or Woodbridge) from dissolving or liquidating provided that such Borrower has no Loans outstanding under this Agreement at such time.

8.7    Encumbrances/Negative Pledge.

(a)    Parent and Woodbridge Holdings shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to the Collateral, except: (i)  the security interests and liens of Administrative Agent for itself and the benefit of Lenders and the rights of setoff of Secured Parties provided for herein, pursuant to the Security Agreement or under applicable law; (ii) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Parent or Woodbridge Holdings, as the case may be and with respect to which adequate reserves have been set aside on its books; and (iii) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default or for which a stay of enforcement is in effect; provided, that: (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued; and (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor;

(b)    From and after the date of this Agreement, and until payment and performance in full of all Obligations due and owing or otherwise to be performed by Borrowers in accordance with the terms and conditions of this Agreement and the other Loan Documents: (i) Parent covenants and agrees that it shall not pledge, sell, assign, mortgage, encumber, hypothecate or otherwise transfer any of its equity interests in Woodbridge Holdings; (ii) Woodbridge Holdings covenants and agrees that it shall not pledge, sell, assign, mortgage, encumber, hypothecate or otherwise transfer any of its interests in and to the Bluegreen Dividends corresponding to the Membership Interests pledged under the Security Agreement; and (iii) no Borrower shall, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of Bluegreen Corporation to pay dividends or make other distributions to Woodbridge Holdings.

8.8    Indebtedness.  Each Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or

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otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a)    the Obligations;

(b)    Contingent Indebtedness (in the aggregate with all other Borrowers) not to exceed $100,000,000.00;

(c)    the Indebtedness of any Borrower to any other Borrower arising after the date hereof pursuant to loans by any Borrower permitted under Section 8.9(e) hereof;

(d)    Indebtedness permitted to be assumed in connection with any acquisition funded with a Loan for Business Acquisition Purposes;

(e)    Indebtedness of any Borrower entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that: (i) such arrangements are with a Bank Product Provider; (ii) such arrangements are not for speculative purposes; and (ii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Obligations arising under or pursuant to Hedge Agreements with a Bank Product Provider that are secured under the terms hereof;

(f)    the Indebtedness set forth on Schedule 8.8 and any refinancing, renewal, amendment, modification or alteration thereof.  Borrowers shall furnish to Administrative Agent all notices of a default or an event of default in connection with such Indebtedness either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

(g)    any other indebtedness, including, but not limited to, any indebtedness convertible into or exchangeable for Capital Stock of any Borrower, not to exceed $100,000,000.00, in the aggregate.For the avoidance of doubt, Indebtedness incurred by any Subsidiary of any Borrower shall not be deemed to have been incurred by such Borrower unless such Borrower is legally obligated on such Indebtedness (whether such liability is direct or contingent).

8.9    Loans, Investments, Etc..  Each Borrower shall not directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness of any person, or agree to do any of the foregoing, except:

(a)    as permitted in connection with any Loan under this Agreement for Business Acquisition Purposes or Stock Buy Back Purposes;

(b)    the endorsement of instruments for collection or deposit in the ordinary course of business;

(c)    for investments in or loans to any Affiliates in which Borrower has an equity investment;

(d)    obligations of account debtors to any Borrower arising from accounts receivable;

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(e)    the loans and advances set forth on Schedule 8.9(e) and any refinancing, renewal, amendment, modification or alteration thereof. Borrowers shall furnish to Administrative Agent all notices of a default or event of default in connection with such loans and advances either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

8.10    Dividends and Redemptions.  Each Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing; except, that:

(a)    any Borrower may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

(b)    any Subsidiary of a Borrower may pay dividends to a Borrower;

(c)    Bluegreen Corporation may pay Bluegreen Dividends, provided that Woodbridge Holdings is paid its proportionate share;

(d)    Parent may pay dividends on its outstanding five percent (5%) Cumulative Preferred Stock;

(e)    any Borrower may redeem, repurchase or otherwise acquire any shares of any class of Capital Stock funded with a Loan for Stock Buy Back Purposes;

(f)    Parent may from time to time pay cash dividends on or declare a stock split in respect of its outstanding shares of Capital Stock or may repurchase outstanding shares of Capital Stock; provided, that:

(i)    as of the date of the payment for any such dividend or repurchase, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(ii)    such dividend or repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower or its or their property are bound; and

(iii)    such dividend or repurchase shall be paid out of legally available funds therefor.

(g)    for so long, as any Borrower is a member of a group filing a consolidated, combined, unitary or similar tax return with any direct or indirect parent of such Borrower, Borrowers may make payments to such direct or indirect parent in respect of a reasonable estimate of the allocable portion of the consolidated, combined, unitary or similar income taxes of such group that are attributable to the income of such Borrower and/or any Subsidiaries thereof (to the extent such taxes are not payable directly by any such Borrower or any of their respective Subsidiaries) ("Tax Payments").

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8.11    Compliance with ERISA.  To the extent as may be applicable, each Borrower shall: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower or such ERISA Affiliate to a material tax or penalty or other material liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required material contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any failure to meet the minimum finding standards of Section 412(a) of the Code in any material respect, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

8.12    End of Fiscal Years; Fiscal Quarters.  Unless otherwise prescribed by law, Parent shall, for financial reporting purposes, cause its: (a) fiscal years to end in December of each year; and (b) fiscal quarters to end in March, June, September and December of each year.

8.13    Change in Business.  Each Borrower shall not engage in any business other than the business of such Borrower on the date hereof and any business reasonably related, ancillary or complementary to the business in which such Borrower is engaged on the date hereof.

8.14    Fixed Charge Coverage Ratio.  As of the last day of any fiscal quarter Borrowers shall not permit the Fixed Charge Coverage Ratio to be less than 2.00 to 1.00 as tested on a trailing four (4) quarter basis.  Administrative Agent shall calculate the Borrowers' Fixed Charge Coverage Ratio using: (i) the quarterly unaudited interim financial statements to be delivered to Administrative Agent pursuant to Section 8.5(a)(iii); and (ii) the Compliance Certificate.

8.15    Senior Funded Debt to EBITDA.  As of the last day of any fiscal quarter Borrowers shall not permit the Senior Funded Debt to EBITDA ratio to be greater than 2.25 to 1.00 as tested on a trailing four (4) quarter basis.  Administrative Agent shall calculate the Borrowers' Senior Funded Debt to EBITDA using: (i) the quarterly unaudited interim financial statements to be delivered to Administrative Agent pursuant to Section 8.5(a)(iii); and (ii) the Compliance Certificate.

8.16    Unencumbered Minimum Liquidity.  As of the last day of any fiscal quarter Borrowers shall not permit, on a consolidated basis, the Unencumbered Liquidity to be less than $40,000,000.00 in the aggregate.  Administrative Agent shall calculate the Borrowers' Unencumbered Liquidity using: (i) the quarterly unaudited interim financial statements to be delivered to Administrative Agent pursuant to Section 8.5(a)(iii); and (ii) the Compliance Certificate.

8.17    Costs and Expenses.  Borrowers shall pay to Administrative Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Administrative Agent's rights in the Collateral, this Agreement, the other Loan Documents and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including UCC financing statement filing taxes and fees or other registrations or filing fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) search fees, costs and expenses of remitting loan proceeds, collecting

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checks and other items of payment, together with Administrative Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or Issuing Bank in connection with the Letters of Credit; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Administrative Agent, selling, or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Loan Documents or defending any claims made or threatened against Administrative Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); and (f) the reasonable and documented fees and disbursements of counsel (including legal assistants) to Administrative Agent in connection with any of the foregoing.

8.18    Employment of Key Personnel.  At all times during the term of the Loan, absent the approval of the Administrative Agent, at least two (2) of Alan B. Levan, Jarrett S. Levan and John E. Abdo shall remain employed or otherwise engaged in their respective positions with the Borrowers and Subsidiaries, as applicable, with no material change to their titles, roles or duties.

8.19    Control of Certain Subsidiaries.  At all times during the term of the Loan, Parent shall own not less than one hundred percent (100%) of the issued and outstanding securities of Woodbridge Holdings and Woodbridge Holdings shall own capital stock of Bluegreen Corporation representing a minimum of eighty percent (80%) of the issued and outstanding and the aggregate voting power of all issued and outstanding shares of common stock.  Notwithstanding anything in this Agreement to the contrary, Bluegreen Corporation may issue other shares of its Capital Stock.

SECTION 9.    EVENTS OF DEFAULT AND REMEDIES

9.1    Events of Default.  The occurrence or existence of any one or more of the fallowing events are referred to herein individually as an "Event of Default," and collectively as "Events of Default":

(a)    Borrowers fail to pay principal or interest on any Loan or any reimbursement obligation with respect to Letters of Credit within five (5) Business Days after when due or shall fail to pay any Obligation other than principal or interest on any Loan or any reimbursement obligation with respect to Letters of Credit within five (5) Business Days after written notice of non-payment has been received by Borrowers from the Administrative Agent;

(b)     (i) Borrowers fail to perform any of the covenants contained in Sections 8.1(a),  8.5(b)(iv)(with respect to notices of Default or Events of Default), 8.6,  8.7,  8.8,  8.9,  8.10,  8.13,  8.14,  8.15,  8.16,  8.18 or 8.19 of this Agreement; or (ii) Borrowers fail to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Loan Documents (other than those specified elsewhere in this Section 9.1)  and such failure shall continue for thirty (30) days after written notice thereof has received been received by Borrowers from the Administrative Agent;

(c)    any default by Bluegreen Corporation under any other loan facilities other than the Credit Facility (whether or not such loan facilities were made by any of the Lenders) the effect of which shall prohibit Bluegreen Corporation from making distributions to Woodbridge Holdings for two (2) consecutive fiscal quarters;

(d)    any representation, warranty or statement of fact made by Parent or Woodbridge Holdings to Administrative Agent in this Agreement, the other Loan Documents or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

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(e)    any Obligor (other than the Borrowers) revokes or terminates or purports to revoke or terminate or fails to perform in any material respect any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Administrative Agent or any Lender;

(f)    any final non-appealable judgment for the payment of money is rendered against any Borrower or Obligor in excess of $10,000,000.00 in any one case or in excess of $10,000,000.00 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $10,000,000.00;

(g)    Parent or Woodbridge Holdings dissolves or suspends or discontinues doing business (in each case, except as otherwise expressly permitted hereunder);

(h)    Parent or Woodbridge Holdings (or any other Borrower to the extent the same shall result in a Material Adverse Effect) makes an assignment for the benefit of creditors or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(i)    a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Parent or Woodbridge Holdings (or any other Borrower to the extent the same shall result in a Material Adverse Effect) or all or any part of their properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or Parent or Woodbridge Holdings (or any other Borrower to the extent the same shall result in a Material Adverse Effect) shall file any answer admitting or not contesting such petition or application or indicates their consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(j)    a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Parent or Woodbridge Holdings (or any other Borrower to the extent the same shall result in a Material Adverse Effect) or for all or any part of their property;

(k)    any default in respect of any Indebtedness of any Borrower or Obligor (other than Indebtedness owing to Administrative Agent and Lenders hereunder), in any case in an amount in excess of $10,000,000.00 which default continues for more than the applicable cure period, if any, with respect thereto or any default by any Borrower or Obligor under any Material Contract in excess of $10,000,000.00, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

(l)    any material provision hereof or of any of the other Loan Documents shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Administrative Agent) in accordance with its terms, or any such party shall challenge the enforceability

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hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any material provision hereof or of any of the other Loan Documents has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Loan Documents shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

(m)    an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $1,000,000.00;

(n)    any Change of Control;

(o)    the indictment by any Governmental Authority, or as Administrative Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Parent or Woodbridge Holdings (or any other Borrower to the extent the same shall result in a Material Adverse Effect) of which the Borrowers or Administrative Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Administrative Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Parent or Woodbridge Holdings (or any other Borrower to the extent the same shall result in a Material Adverse Effect), pursuant to which statute or proceedings the penalties or remedies sought or available include (i) forfeiture of any of the Collateral; or (ii) any other property of Parent or Woodbridge Holdings (or of other Borrower to the extent the same shall result in a Material Adverse Effect) which is necessary or material to the conduct of its business;

(p)    there shall be a change in the business, assets or prospects of the Borrowers (taken as a whole) after the date hereof which shall result in a Material Adverse Effect as to the Borrowers (taken as a whole); or

(q)    there shall be an event of default under any of the other Loan Documents after the passage of any applicable cure period with respect thereto provided for under such other Loan Document; provided, that, such event of default is capable of being cured during such cure period.

9.2    Remedies.

(a)    At any time an Event of Default exists or has occurred and is continuing, Administrative Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Loan Documents, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to Administrative Agent and Lenders hereunder, under any of the other Loan Documents, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Administrative Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Loan Documents.  Subject to Section 11 hereof, Administrative Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

(b)    Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Administrative Agent may, in its discretion, and upon the direction of the Required Lenders, shall: (i) accelerate the payment of all Obligations and demand immediate payment

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thereof to Administrative Agent for itself and the ratable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 9.1(g) and 9.1(h), all Obligations shall automatically become immediately due and payable); and/or (ii) terminate the Commitments and this Agreement.

(c)    To the extent that applicable law imposes duties on Administrative Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower acknowledges and agrees that it is not commercially unreasonable for Administrative Agent or any Lender: (i) to fail to incur expenses reasonably deemed significant by Administrative Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral; (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to disclaim disposition warranties; (vi) to purchase insurance or credit enhancements to insure Administrative Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Administrative Agent or Lenders a guaranteed return from the collection or disposition of Collateral; or (vii) to the extent deemed appropriate by Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Administrative Agent in the collection or disposition of any of the Collateral.  Each Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Administrative Agent or any Lender would not be commercially unreasonable in the exercise by Administrative Agent or any Lender of remedies against the Collateral and that other actions or omissions by Administrative Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or to impose any duties on Administrative Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(d)    Administrative Agent may apply the cash proceeds of Collateral actually received by Administrative Agent from any sale, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Administrative Agent may elect, whether or not then due.  Borrowers shall remain liable to Administrative Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

(e)    Without limiting the foregoing, upon the occurrence of a Default or an Event of Default: (i) Administrative Agent and Lenders may, at Administrative Agent's option, and upon the occurrence of an Event of Default at the direction of the Required Lenders. Administrative Agent and Lenders shall, without notice: (a) cease making Loans or arranging for Letters of Credit or reduce the lending formulas or amounts of Loans and Letters of Credit available to Borrowers; and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letters of Credit to be made by Administrative Agent and Lenders to Borrowers.

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SECTION 10.    JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;  GOVERNING LAW

10.1    Governing Law; Choice of Form; Service of Process; Jury Trial Waiver.

(a)    The validity, interpretation and enforcement of this Agreement and the other Loan Documents and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

(b)    Borrowers, Administrative Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Broward or Palm Beach County, Florida and the United States District Court for the Southern District of Florida, whichever Administrative Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except, that, Administrative Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or its or their property in the courts of any other jurisdiction which Administrative Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or its or their property).

(c)    Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Administrative Agent's option, by service upon any Borrower (or Borrower Agent on behalf of such Borrower) in any other manner provided under the rules of any such courts.

(d)    BORROWERS, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)    Administrative Agent and Lender shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower in

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connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Administrative Agent, such Lender and Issuing Bank, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  Each Borrower: (i) certifies that neither Administrative Agent, any Lender, any Issuing Bank nor any representative, agent or attorney acting for or on behalf of Administrative Agent, any Lender or Issuing Bank has represented, expressly or otherwise, that Administrative Agent, Lenders and each Issuing Bank would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Loan Documents; and (ii) acknowledges that in entering into this Agreement and the other Financing  Agreements, Administrative Agent, Lenders and each Issuing Bank are relying upon, among other things, the waivers and certifications set forth in this Section 10.1 and elsewhere herein and therein.

10.2    Waiver of Notices.  Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any, of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein.  No notice to or demand on any Borrower which Administrative Agent or any Lender may elect to give shall entitle such Borrower to any other notice or demand in the same, similar or other circumstances.

10.3    Amendments and Waivers.

(a)    Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Administrative Agent and the Required Lenders or at Administrative Agent's option, by Administrative Agent with the authorization of the Required Lenders, and as to amendments to any of the Loan Documents (other than with respect to any provision of Section 11 hereof), by any Borrower; except, that, no such amendment, waiver, discharge or termination shall:

(i)    reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letters of Credit, in each case without the consent of each Lender directly affected thereby;

(ii)    increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby;

(iii)    release any Collateral (except as expressly required hereunder or under any of the other Loan Documents or applicable law and except as permitted under Section 11.9(b) hereof), without the consent of Administrative Agent and all of Lenders;

(iv)    reduce any percentage specified in the definition of Required Lenders, without the consent of Administrative Agent and all of Lenders;

(v)    consent to the assignment or transfer by any Borrower of any of their rights and obligations under this Agreement, without the consent of Administrative Agent and all of Lenders; or

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(vi)    amend, modify or waive any terms of this Section 10.3 hereof, without the consent of Administrative Agent and all of Lenders.

(b)    Administrative Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Administrative Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Administrative Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(c)    Notwithstanding anything to the contrary contained in Section 10.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a "Non-Consenting Lender"), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Administrative Agent shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Administrative Agent of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Administrative Agent or such Eligible Transferee as Administrative Agent may specify, the Commitment, or right to make new Commitment, as applicable, of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto.  Administrative Agent shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify the date on which such purchase and sale shall occur.  Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Administrative Agent, or such Eligible Transferee specified by Administrative Agent, shall pay to the Non-Consenting Lender the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the Business Day immediately preceding the effective date of such purchase and sale; plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee).  Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

(d)    The consent of Administrative Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Administrative Agent hereunder or under any of the other Loan Documents.

(e)    The consent of Administrative Agent and a Bank Product Provider that is providing Bank Products and has outstanding any such Bank Products at such time that are secured hereunder shall be required for any amendment to the priority of payment of Obligations arising under or pursuant to any Hedge Agreements of a Borrower or other Bank Products as set forth in Section 6.3(a) hereof.

10.4    Waiver of Counterclaims.  Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

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10.5    Indemnification.   Each Borrower shall, jointly and severally, indemnify and hold Administrative Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Documents, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement court costs, and the fees and expenses of counsel; except, that Borrowers shall not have any obligation under this Section 10.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (without limiting the obligations of Borrowers as to any other Indemnitee).  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Administrative Agent and Lenders in satisfaction of indemnified matters under this Section.  To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Loan Documents or any undertaking or transaction contemplated hereby.  All amounts due under this Section shall be payable upon demand.  The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.  This Section 10.5 shall not apply with respect to Taxes other than any Taxes that represent claims, costs, losses, liabilities, damages or expenses arising from any non-Tax claim.

10.6    Currency Indemnity.  If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Loan Documents in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made pursuant to the Currency Exchange Convention at which Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given.  In the event that there is a change in the rate pursuant to the Currency Exchange Convention prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Administrative Agent of the amount due, Borrowers will, on the date of receipt by Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Administrative Agent is the amount then due under this Agreement or such other of the Loan Documents in the Currency Due.  If the amount of the Currency Due which Administrative Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Administrative Agent and Lenders harmless from and against loss or damage arising as a result of such deficiency.  The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Administrative Agent or any Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Loan Documents or under any judgment or order.  The term "Currency Exchange Convention" as used herein shall mean the procedure used by Administrative Agent to value in United States Dollars, any amount expressed in any currency, other than United States Dollars, in each

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case by using the spot price for the purchase of United States Dollars with such other currency provided to Administrative Agent by the Reference Bank (or such other bank as Administrative Agent may specify fur such purpose) for the immediately preceding Business Day.

SECTION 11.    THE ADMINISTRATIVE AGENT

11.1    Appointment, Powers and Immunities.  Each Secured Party irrevocably designates, appoints and authorizes IBERIABANK to act as Administrative Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Administrative Agent: (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Secured Party; (ii) shall not be responsible to Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Finance Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any other Person to perform any of its obligations hereunder or thereunder; and (iii) shall not be responsible to Secured Parties for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Administrative Agent may employ agents and attorneys in fact and shall not responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith.  Administrative Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Administrative Agent shall have been delivered to and acknowledged by Administrative Agent.

11.2    Reliance by Administrative Agent.  Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent in good faith.  As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

11.3    Events of Default.

(a)    Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letters of Credit hereunder, unless and until Administrative Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition".  In the event that Administrative Agent receives such a Notice of Default or Failure of Condition, Administrative Agent shall give prompt notice thereof to the Lenders and Borrower Agent. Administrative Agent shall (subject to Section 11.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders: provided, that, unless and until Administrative Agent shall have received such

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directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.  Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Administrative Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letters of Credit for the ratable account and risk of Lenders from time to time if Administrative Agent believes making such Loans or issuing or causing to be issued such Letters of Credit is in the best interests of Lenders.

(b)    Except with the prior written consent of Administrative Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letters of Credit or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

11.4    IBERIABANK in its Individual Capacity.  With respect to its Commitment and the Loans made and Letters of Credit issued or caused to be issued by it (and any successor acting as Administrative Agent), so long as IBERIABANK shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include IBERIABANK in its individual capacity as Lender hereunder.  IBERIABANK (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and IBERIABANK and its Affiliates may accept fees and other consideration from any Borrower and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

11.5    Indemnification.  Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Administrative Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of Administrative Agent as determined by a final non-appealable judgment of a court of competent jurisdiction.  The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

11.6    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents.  Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of

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any Borrower or Obligor.  Administrative Agent will use reasonable efforts to provide Lenders with any information received by Administrative Agent from any Borrower or Obligor which is required to be provided to Lenders hereunder or which is reasonably requested by a Lender and with a copy of any Notice of Default or Failure of Condition received by Administrative Agent from any Borrower or any Lender; provided, that, Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Administrative Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Administrative Agent.

11.7    Failure to Act.  Except for action expressly required of Administrative Agent hereunder and under the other Loan Documents, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 11.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

11.8    Concerning the Collateral and the Related Loan Documents.  Each Secured Party authorizes and directs Administrative Agent to enter into this Agreement and the other Loan Documents.   Each Secured Party agrees that any action taken by Administrative Agent or Required Lenders (or such greater percentage as may be required hereunder) in accordance with the terms of this Agreement or the other Loan Documents and the exercise by Administrative Agent or Required Lenders (or such greater percentage as may be required hereunder) of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all Secured Parties.

11.9    Collateral Matters.

(a)    Administrative Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letters of Credit hereunder, make such disbursements and advances ("Special Agent Advances") which Administrative Agent, in its sole discretion: (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof; or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers of the Loans and other Obligations; provided, that, the aggregate principal amount of the Special Administrative Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans and Letters of Credit, shall not exceed the aggregate amount of ten percent (10%) of the Maximum Credit outstanding at any time; or (iii) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement or any of the other Loan Documents consisting of costs, fees and expenses and payments to any Issuing Bank of Letters of Credit.  Special Agent Advances shall be repayable on demand and be secured by the Collateral.  Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Agent Advances shall be payable at the highest Interest Rate then applicable to any outstanding Loans and shall be payable on demand.  Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Administrative Agent, upon Administrative Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance.  If such funds are not made available to Administrative Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Administrative Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the Federal Funds Rate for each day

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during such period (as published by the Federal Reserve Bank of  New York or at Administrative Agent's option based on the arithmetic mean determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. EST on that day by each of the three (3) leading brokers of Federal funds transactions in New York City selected by Administrative Agent) and if such amounts are not paid within three (3) days of Administrative Agent's demand, at the highest Interest Rate provided under this Agreement applicable to Prime Rate Loans.

(b)    Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral: (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 12.1 below; or (ii) approved, authorized or ratified in writing by all of Lenders.  Except as provided above, Administrative Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders.  Upon request by Administrative Agent at any time, Lenders will promptly confirm in writing Administrative Agent's authority to release items of Collateral pursuant to this Section.

(c)    Without in any manner limiting Administrative Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Administrative Agent, the authority to release Collateral conferred upon Administrative Agent under this Section.  Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Administrative Agent upon any Collateral to the extent set forth above; provided, that: (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty; and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower in respect of) the Collateral retained by such Borrower.

(d)    Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm, or assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letters of Credit hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Administrative Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty or care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate in its discretion, given Administrative Agent's own interest in the Collateral as a Lender and that Administrative Agent shall have no duty or liability whatsoever to any other Lender.

11.10    Agency for Perfection.  Each Lender hereby appoints Administrative Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Administrative Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Administrative Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Administrative Agent as secured party.  Should any Lender obtain possession of any such Collateral, such Lender shall notify

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Administrative Agent thereof, and, promptly upon Administrative Agent's request therefor shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent's instructions.

11.11    Successor Administrative Agent.  Administrative Agent may resign as Administrative Agent upon thirty (30) days' notice to Lenders and Parent.  If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders.  If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Parent, a successor agent from among Lenders.  Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" as used herein and in the other Loan Documents shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated.  After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted by it while it was Administrative Agent under this Agreement.  If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days after the date of a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

11.12    Other Administrative Agent Designations.  Administrative Agent may at any time and from time to time determine that a Lender may, in addition, be a "Co-Administrative Agent", "Syndication Administrative Agent", "Documentation Administrative Agent" or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement.  Any such designation shall effective upon written notice by Administrative Agent to Borrower Agent of any such designation.  Any Lender that is so designated as a Co-Administrative Agent, Syndication Administrative Agent, Documentation Administrative Agent or such similar designation by Administrative Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Loan Documents other than those applicable to all Lenders as such.  Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Administrative Agent, Syndication Administrative Agent, Documentation Administrative Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

11.13    Credit Bids.  Lenders hereby irrevocably authorize the Administrative Agent, with the consent of the Required Lenders, to submit a bid at a public or private sale in connection with the purchase of all or any portion of the Collateral, in which any of the Obligations may be used and applied as a credit on account of the purchase price (a "credit bid") and purchase at any such sale (either directly or through one or more entities established for such purpose) all or any portion of the Collateral on behalf of and for the benefit of the Lenders (but not as agent for any individual Lender or Lenders, unless the Required Lenders shall otherwise agree in writing).  Each Lender agrees that, except with the written consent of the Administrative Agent and the Required Lenders, it will not exercise any right that it might otherwise have to credit bid at any sales of all or any portion of the Collateral conducted under the provisions of the UCC or the Bankruptcy Code, foreclosure sales or other similar dispositions of Collateral

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SECTION 12.    TERM OF AGREEMENT; MISCELLANEOUS

12.1    Term.

(a)    This Agreement and the other Loan Documents shall become effective as of the Closing Date and shall continue in full force and effect for a term ending on the Initial Maturity Date, unless sooner terminated pursuant to the terms hereof or unless extended for an Extension Option.

(b)    Upon any effective date of termination of the Loan Documents (including the Maturity Date), Borrowers shall pay to Administrative Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Administrative Agent (or at Administrative Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Administrative Agent, by an issuer acceptable to Administrative Agent and payable to Administrative Agent as beneficiary) in such amounts as Administrative Agent determines are reasonably necessary to secure Administrative Agent, Lenders and Issuing Bank from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letters of Credit and checks or other payments provisionally credited to the Obligations and/or as to which Administrative Agent or any Lender has not yet received final and indefeasible payment and for any of the Obligations arising under or in connection with any Bank Products in such amounts as Bank Product Providers providing such Bank Product may require (unless such Obligations arising under or in connection with any Bank Products are paid in full in cash and terminated in a manner satisfactory to such Bank Product Provider).  Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to Administrative Agent are received later than 12:00 p.m. EST.

(c)    No termination of this Agreement or the other Loan Documents shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Loan Documents until all Obligations have been fully and finally discharged and paid, and Administrative Agent's continuing security interest in the Collateral and the rights and remedies of Administrative Agent and Lenders hereunder, under the other Loan Documents and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.  Accordingly, each Borrower waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Administrative Agent shall not be required to send such termination statements to Borrowers, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

12.2    Interpretative Provisions.

(a)    All terms used herein which are defined in Article 1,  Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b)    All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c)    All references to any Borrower, Administrative Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d)    The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any

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particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)    The word "including" when used in this Agreement shall mean "including, without limitation".

(f)    An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Administrative Agent, if such Event of Default is capable of being cured as reasonably determined by Administrative Agent.

(g)    All references to the term "good faith" used herein when applicable to Administrative Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned.

(h)    Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Administrative Agent prior to the date hereof.

(i)    In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

(j)    All references to the term "knowledge" used herein when applicable to any Borrower shall mean the actual knowledge of any officer or director of a Borrower or constructive knowledge of such facts that such person should have known in the course of the performance of their respective duties on behalf of a Borrower but without requiring specific inquiries as to the applicable circumstances as to a representation or warranty set forth herein each time such representation or warranty is made or deemed made hereunder.

(k)    Unless otherwise expressly provided herein: (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Loan Document; and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(l)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of tins Agreement.

(m)    This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(n)    This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent and the other parties, and are the products of all parties.  Accordingly, this Agreement and the other Loan Documents shall not be

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construed against Administrative Agent or Lenders merely because of Administrative Agent's or any Lender's involvement in their preparation.

12.3    Notices.  All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Borrower:	c/o BBX Capital Corporation
401 East Las Olas Boulevard
Suite 800
Fort Lauderdale, Florida 33301
Attention: Raymond S. Lopez
Telephone: (954) 940-4925
Facsimile: (954) 940-4970
E-Mail: rlopez@bbxcapital.com

With a copy to:	Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Drive
Suite 2200
Miami, Florida 33130
Attention: Alison W. Miller, Esq.
Telephone: (305) 789-3500
Facsimile: (305) 789 -2642
E-Mail: amiller@stearnsweaver.com

If to Administrative Agent:	IBERIABANK
11 East Greenway Plaza
Suite 2700
Houston, Texas 77046
Attention: Jose Gonzalez/Laura McPhail
Telephone: (713) 624-7732/(713) 624-7763
Facsimile: (713) 624-7770
E-Mail: Clo-houston@iberiabank.com

and

IBERIABANK
900 SE 6th Avenue
Delray Beach, Florida 33483
Attention: J. Scott McCleneghen, Executive Vice President
Telephone: (561) 279-8145
Facsimile: (561) 279-8115
E-Mail: scott.mccleneghen@iberiabank.com

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With a copy to:	Broad and Cassel LLP
One North Clematis Street
Suite 500
West Palm Beach, Florida 33401
Attention: Carl V. Romano, Esq.
Telephone: (561) 832-3300
Facsimile: (561) 655-1109
E-Mail: cromano@broadandcassel.com

12.4    Partial Invalidity.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

12.5    Confidentiality.

(a)    Administrative Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Administrative Agent or such Lender; provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order; (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Administrative Agent or such Lender is a party; (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 12.5; or (iv) to counsel for Administrative Agent or any Lender or Participant (or prospective Lender or Participant).

(b)    In the event that Administrative Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Administrative Agent or such Lender, as the case may be, agrees: (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Administrative Agent or such Lender determines in good faith that it will not create any risk of liability to Administrative Agent or such Lender, Administrative Agent or such Lender will promptly notify Borrower Agent of such request so that Borrower Agent may seek a protective order or other appropriate relief or remedy; and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement- by Borrowers of Administrative Agent's or such Lender's expenses, cooperate with Borrower Agent in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower Agent so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Administrative Agent or such Lender determines in good faith that it will not create any risk of liability to Administrative Agent or such Lender.

(c)    In no event shall this Section 12.5 or any other provision of this Agreement, any of the other Loan Documents or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof; (ii) to apply to or restrict disclosure of information that was or becomes available to Administrative Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower;

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and (iii) to require Administrative Agent or any Lender to return any materials furnished by a Borrower to Administrative Agent or a Lender or prevent Administrative Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Administrative Agent and Lenders under this Section 12.5 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality letter signed prior to the date hereof.

12.6    Successors.  This Agreement, the other Loan Documents and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Administrative Agent, Lenders, Borrowers and their respective successors and assigns; except, that, Borrower may not assign its rights under this Agreement, the other Loan Documents and any other document referred to herein or therein without the prior written consent of Administrative Agent and Lenders.  Any such purported assignment without such express prior written consent shall be void.  No Lender may assign its rights and obligations under this Agreement without the prior written consent of Administrative Agent, except as provided in Section 12.7 below. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrowers, Administrative Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third-party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

12.7    Assignments; Participations.

(a)    Each Lender may, with the prior written consent of Administrative Agent, assign all or, if less than all, a portion equal to at least $5,000,000.00 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that: (i) such transfer or assignment will not be effective until recorded by Administrative Agent on the Register; and (ii) Administrative Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in such amount as required by Administrative Agent.

(b)    Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amounts and stated interest of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register").  Administrative Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance.  The entries in the Register shall be conclusive and binding for all purposes, absent, manifest error, and any Borrowers, Obligors, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)    Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in any Letters of Credit) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been

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assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d)    By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Obligor or any of their Subsidiaries or the performance or observance by any Borrower or Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.  Administrative Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Administrative Agent or any Lender from time to time to assignees and Participants.

(e)    Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in any Letters of Credit, without the consent of Administrative Agent or the other Lenders); provided, that: (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, the other Lenders and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation,

(f)    Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.

(g)    Borrowers shall assist Administrative Agent or any Lender permitted to sell assignments or participations under this Section 12.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested

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and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants.

(h)    If a Lender: (i) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented; or (ii) is a Defaulting Lender; or (iii) delivers a notice pursuant to Section 3.5(c) hereof or requests compensation under Section 3.5(a) or 3.5(f) hereof, or if any Borrower is required to pay additional amounts or to make indemnity payments with respect to any Lender pursuant to Section 6.3 hereof, then, in addition to any other rights and remedies that any Person may have, the Administrative Agent or Borrower Agent may, by notice to such Lender within one hundred twenty (120) days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to one or more Eligible Transferees, pursuant to appropriate Assignment and Acceptances, within twenty (20) days after the notice.  The Administrative Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it.  Such Lender shall be entitled to receive,  in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents at par, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.8    Entire Agreement.  This Agreement, the other Loan Documents, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

12.9    Counterparts, Etc.  This Agreement or any of the other Loan Documents may be executed in any number of counterparts, each of which shall be au original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement or any of the other Loan Documents by facsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Loan Documents.  Any party delivering an executed counterpart of any such agreement by facsimile or other electronic means shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

IN WITNESS WHEREOF, the parties have caused these present to be duly executed as of the day and year first above written:

BORROWER:	BORROWER:
BBX CAPITAL CORPORATION, a Florida corporation	FOOD FOR THOUGHT RESTAURANT GROUP-FLORIDA, LLC, a Florida limited liability company

By: Raymond S. Lopez, Executive Vice President and Chief Financial Officer	By: Raymond S. Lopez, Chief Financial Officer
BORROWER:	BORROWER:
BBX CAPITAL FLORIDA LLC, a Florida limited liability company	WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company

By: Raymond S. Lopez, Chief Financial Officer	By: Raymond S. Lopez, Chief Financial Officer and Treasurer
BORROWER:	AS ADMINISTRATIVE AGENT AND A LENDER:
BBX SWEET HOLDINGS, LLC, a Florida limited liability company	IBERIABANK, a Louisiana state-chartered bank

By: Raymond S. Lopez, Chief Financial Officer	By: J. Scott McCleneghen Executive Vice President

LENDER:

CITY NATIONAL BANK OF FLORIDA, a national banking association By: Print Name: Title:

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/0202018

EXHIBIT A

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") is dated as of ___________________, 2018 is made between (the "Assignor") and ____________________________________(the "Assignee").

WITNESSETH:

WHEREAS,  IBERIABANK, a Louisiana state-chartered bank, in its capacity as Administrative Agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, "Administrative Agent"), and the parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Administrative Agent and Lenders may make loans and advances and provide other financial accommodations to BBX CAPITAL CORPORATION, a Florida corporation, FOOD FOR THOUGHT RESTAURANT GROUP-FLORIDA, LLC, a Florida limited liability company, BBX CAPITAL FLORIDA LLC, a Florida limited liability company, WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company and BBX SWEET HOLDINGS, LLC, a Florida limited liability company (each individually "Borrower" and collectively, "Borrowers"), as set forth in the Loan and Security Agreement, dated March 6, 2018,  by and among Borrowers, certain of their affiliates, Administrative Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and "or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Loan Documents"); and

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the "Committed Loans") to Borrowers in an aggregate amount not to exceed the principal amount of $     at any time outstanding (the "Commitment"); and

WHEREAS, Assignor wishes to assign to Assignee a portion of rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $__________________    (the "Assigned Commitment Amount") on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.    Assignment and Acceptance.

(a)    Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in: (i) the Commitment and each of the Committed Loans of Assignor; and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/02/2018

and in connection with the Loan Agreement and the other Loan Documents, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be ______ percent (___%).

(b)    With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount.  Assignee agrees that it will perform in accordance with their terms of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment: Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1,  6.3 and 6.8 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)    After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee's Commitment will be $___________________________.

(d)    After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor's Commitment will be $___________________________ (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

2.    Payments.  As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $___________________________, representing Assignee's Pro Rata Share-of the principal amount of all Committed Loans.    Assignee shall pay to Administrative Agent the processing fee in the amount specified in Section 12.7(a) of the Loan Agreement.

3.    Reallocation of Payments.  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letters of Credit shall be for the account of Assignor.  Any interest fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee.  Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.    Independent Credit Decision.  Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Parent and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

4.    Effective Date; Notices.  As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be ____________________, 20__ (the "Effective Date"); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/02/2018

(a)    this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(b)    the consent of Administrative Agent as required (and the Borrower Agent to the extent as may be required pursuant to Section 1.33(d) of the Loan Agreement) for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(c)    written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Borrower Agent and Administrative Agent;

(d)    Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(e)    the processing fee referred to in Section 2 hereof shall have been paid to Administrative Agent.

Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Borrower Agent and Administrative Agent for acknowledgment by Administrative Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

5.    Administrative Agent.  Assignee hereby appoints and authorizes Assignor in its capacity as Administrative Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Administrative Agent by Lenders pursuant to the terms of the Loan Agreement.  Assignee shall assume no duties or obligations held by Assignor in its capacity as Administrative Agent under the Loan Agreement.

6.    Withholding Tax.  Assignee: (a) represents and warrants to Assignor, Administrative Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Administrative Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Loan Documents; (b) agrees to furnish to Administrative Agent and Borrowers prior to the time that Administrative Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, the forms certificates and other information described in Section 6.12(d) of the Loan Agreement; and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

7.    Representations and Warranties.

(a)    Assignor represents and warrants that: (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lieu, encumbrance or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/02/2018

obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.  Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto.  Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, or any of their respective Affiliates, or the performance or observance by Borrowers or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(b)    Assignee represents and warrants that: (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to :fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals by any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

8.    Further Assurances.  Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

9.    Miscellaneous.

(a)    Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b)    All payments made hereunder shall be made without any set-off or counterclaim.

(c)    Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)    This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)    THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF FLORIDA.

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/02/2018

Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Palm Beach County, Florida over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance anal irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Florida State or Federal court.  Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f)    ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING, AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

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[SIGNATURES APPEAR ON FOLLOWING PAGE]

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/02/2018

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

ASSIGNOR:
IBERIABANK, a Louisiana state-chartered bank, as Administrative Agent and a Lender

By: Print Name: Title:
ASSIGNEE:

By: Print Name: Title:

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/02/2018

SCHEDULE I

NOTICE OF ASSIGNMENT AND ACCEPTANCE

___________________, 20__

________________________

________________________

________________________

Attention: ___________

Re:  Senior Secured Revolving Credit Facility in the amount of $50,000,000.00

Ladies and Gentlemen:

IBERIABANK, a Louisiana state-chartered bank, in its capacity as administrative agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, "Administrative Agent"), and the parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Administrative Agent and Lenders may make Loans and advances and provide other financial accommodations to BBX CAPITAL CORPORATION, a Florida corporation, FOOD FOR THOUGHT RESTAURANT GROUP-FLORIDA, LLC, a Florida limited liability company, BBX CAPITAL FLORIDA LLC, a Florida limited liability company, WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company and BBX SWEET HOLDINGS, LLC, a Florida limited liability company (each individually "Borrower" and collectively, "Borrowers"), as set forth in the Loan and Security Agreement, dated March 6, 2018,  by and among Borrowers, certain of their affiliates, Administrative Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Loan Documents").  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

We hereby give you notice of, and request your consent to, the assignment by IBERIABANK, a Louisiana state-chartered bank (the "Assignor") to ____________________ (the "Assignee") such that after giving effect to the assignment Assignee shall have an interest equal to  ______ percent (___%) of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance").  We understand that the Assignor's Commitment shall be reduced by $_________________________ as the same may be further reduced by other assignments on or after the date hereof.

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/02/2018

Assignee agrees that, upon receiving the consent of Administrative Agent to such assignment.  Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

The following administrative details apply to Assignee:

(A)  Notice address:

Assignee name

Address:
Attention:
Telephone:
Telecopier:

(B)  Payment instructions:

Account No.:
At:

Reference:
Attention:

You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

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[SIGNATURES APPEAR ON FOLLOWING PAGE]

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/02/2018

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

ASSIGNOR:

IBERIABANK, a Louisiana state-chartered bank, as Administrative Agent and a Lender

By:

Print Name:

Title:

ASSIGNEE:

By:

Print Name:

Title:

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

03/02/2018

EXHIBIT B

TO

LOAN AND SECURITY AGREEMENT

Compliance Certificate

To:    IBERIABANK, as Administrative Agent

_______________________

_______________________

_______________________

For the [Quarterly/Yearly] Period Ending:  ______________

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement dated as of March 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among BBX CAPITAL CORPORATION, a Florida corporation, FOOD FOR THOUGHT RESTAURANT GROUP-FLORIDA, LLC, a Florida limited liability company, BBX CAPITAL FLORIDA LLC, a Florida limited liability company, WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company and BBX SWEET HOLDINGS, LLC, a Florida limited liability company (each a "Borrower" and collectively, "Borrowers") and IBERIABANK, a Louisiana state-chartered bank, in its capacity as agent acting for and on behalf of the parties to this Agreement as lenders (in such capacity, "Administrative Agent"), the parties to this Agreement as lenders (individually a "Lender" and collectively, "Lenders").  Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

The undersigned hereby certifies as of the date hereof that he/she is the Chief Financial Officer of each of the Borrowers, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate  (this "Certificate") to Administrative Agent and the Lenders on the behalf of the Borrowers, and that:

1.    Borrowers have delivered the financial information required by Section 8.5(a) of the Loan Agreement for the fiscal quarter and/or year (as the case may be) of the Borrowers ended as of the above date.  Such financial information is true and correct in all material respects and fairly presents the financial condition and results of operations of the Borrowers (in accordance with standard accounting principles consistently applied) as at such date and for such period.

2.    The calculations (as applicable) set forth in Annex 1 are computations of: (i) the Fixed Charge Coverage Ratio for the purposes of Section 8.14; (ii) the Senior Funded Debt to EBITDA for the purposes of Section 8.15; and (iii) the Unencumbered Liquidity for the purposes of Section 8.16, and are true and accurate in all respects on and as of the date of this Certificate.

3.    Based upon a review of the activities of Borrowers and the calculations attached hereto during the period covered thereby, as of the date hereof, [there exists no Default or Event of Default][a Default or Event of Default as specified below]:

B-10

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

and Borrowers [have taken][propose to take] the following actions with respect thereto:

4.    Further based upon a review of the activities of Borrowers and other pertinent information, [there currently exists no matter described in Section 8.5(b) of the Loan Agreement][Borrowers hereby provide notice to Administrative Agent and the Lenders of the following events, as required pursuant to Section 8.5(b) of the Loan  Agreement]:

[if applicable, describe matter(s) disclosed; otherwise, state N/A]

BORROWER:	BORROWER:
BBX CAPITAL CORPORATION, a Florida corporation	FOOD FOR THOUGHT RESTAURANT GROUP-FLORIDA, LLC, a Florida limited liability company

By: Raymond S. Lopez, Executive Vice President and Chief Financial Officer	By: Raymond S. Lopez, Chief Financial Officer
BORROWER:	BORROWER:
BBX CAPITAL FLORIDA LLC, a Florida limited liability company	WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company

By: Raymond S. Lopez, Chief Financial Officer	By: Raymond S. Lopez, Chief Financial Officer and Treasurer
BORROWER:
BBX SWEET HOLDINGS, LLC, a Florida limited liability company

By: Raymond S. Lopez, Chief Financial Officer

B-11

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

ANNEX 1

Calculations of Financial Covenant(s)

[Attached]

B-12

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

EXHIBIT C

TO

LOAN AND SECURITY AGREEMENT

Form of Draw Request

c/o BBX Capital Corporation

401 East Las Olas Boulevard

Suite 800

Fort Lauderdale, Florida 33301

Attn: Ray Lopez

("Borrower")

IBERIABANK, as Administrative Agent

11 East Greenway Plaza, Suite 2700

Houston, Texas 77046

Attention: Commercial Loan Operations

            Borrower hereby requests an Advance in the amount of $___________ (broken down as follows) pursuant to that certain Loan and Security Agreement by and among Borrower and Lenders dated March 6, 2018 (as amended, restated or otherwise modified from time to time, the "Loan Agreement").  The proposed date of the Advance is ____.

$_______________	General Purposes
$_______________	Letter of Credit Purposes
$_______________	Business Acquisition Purposes
$_______________	Real Estate Investment Purposes
$_______________	Stock Buy-Back Purposes
$_______________	Total Advance Request

            Borrowers hereby represent and warrant to Lender as follows:

(a)    There exists no Default or Event of Default under the Loan Agreement.

(b)    All representations, warranties and covenants made in the Loan Agreement are true and correct as of the date hereof.

(c)    The aggregate principal amount of all Advances outstanding under the Revolving Credit, giving effect to the request herein, are $_____________.

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[SIGNATURE APPEARS ON FOLLOWING PAGE]

C-1

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

BORROWER:
BBX CAPITAL CORPORATION, a Florida corporation

Dated: ____________________, 20__	By: Raymond S. Lopez, EVP and CFO

C-2

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

EXHIBIT D

TO

LOAN AND SECURITY AGREEMENT

Form of Membership Interest Certificate

CERTIFICATE NO. 001 8,000 UNITS LIMITED LIABILITY COMPANY MEMBERSHIP UNIT CERTIFICATE WOODBRIDGE HOLDINGS, LLC A FLORIDA LIMITED LIABILITY COMPANY THIS CERTIFIES THAT BBX CAPITAL CORPORATION, A FLORIDA CORPORATION, IS THE OWNER OF 8,000 UNITS REPRESENTING LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS IN WOODBRIDGE HOLDINGS, LLC, A FLORIDA LIMITED LIABILITY COMPANY (THE “COMPANY”).  THE UNITS REPRESENTED BY THIS CERTIFICATE ARE ISSUED, ACCEPTED AND HELD SUBJECT TO THE TERMS OF THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF THE CMOPANY DATED JANUARY 1, 2017, AS IT MAY BE AMENDED AND/OR AMENDED AND RESTATED FROM TIME TO TIME. IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS CERTIFICATE TO BE EXECUTED BY THE SIGNATURES OF ITS DULY AUTHORIZED PROCESS.  Dated: ____, 2018  ____ Name: Title: President ___ Name: Title:Secretary

D-1

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

FOR VALUE RECEIVED, ____ does hereby sell, assign and transfer onto ____, the Units of limited liability company interests in the within named Company represented by the within Certificate, and does hereby irrevocably constitute and appoint ____ as attorney to transfer the said securities on the books of the within named Company with full power of substitution in the premises.  Dated as of ___  ____

D-2

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

SCHEDULE 7.2

Name, State of Organization; Chief Executive Office

Exact Legal Name:	BBX Capital Corporation
Previous Names (within past 5 years): Prior Transactions (within past 5 years): Jurisdiction of Organization: Type of Entity: FEIN: Chief Executive Office:

BFC Financial Corporation

Effective as of December 15, 2016, BBX Capital Corporation, a Florida corporation, merged with and into BBX Capital Florida LLC (formerly known as BBX Merger Subsidiary LLC), a Florida limited liability company and wholly owned subsidiary of BFC Financial Corporation, with BBX Capital Florida LLC being the surviving entity.

BBX Capital Corporation acquired Renin Holdings, LLC in October 2013.

Florida

Corporation

59-2022148

401 East Las Olas Blvd, Suite 800

Fort Lauderdale, FL 33301

Exact Legal Name:	Food For Thought Restaurant Group-Florida, LLC
Previous Names (within past 5 years): Prior Transactions (within past 5 years): Jurisdiction of Organization: Type of Entity: FEIN: Chief Executive Office:	None None Florida Limited Liability Company 81-3882265 401 East Las Olas Blvd, Suite 800 Fort Lauderdale, FL 33301

Schedule 7.2-1

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

Exact Legal Name:	BBX Capital Florida LLC
Previous Names (within past 5 years): Prior Transactions (within past 5 years): Jurisdiction of Organization: Type of Entity: FEIN: Chief Executive Office:

BBX Merger Subsidiary LLC and BBX Capital LLC

Effective as of December 15, 2016, BBX Capital Corporation, a Florida corporation, merged with and into BBX Merger Subsidiary LLC, a Florida limited liability company and wholly owned subsidiary of BFC Financial Corporation, with BBX Merger Subsidiary LLC being the surviving entity.

Florida

Limited Liability Company

N/A

401 East Las Olas Blvd, Suite 800

Fort Lauderdale, FL 33301

Exact Legal Name:	Woodbridge Holdings, LLC
Previous Names (within past 5 years): Prior Transactions (within past 5 years): Jurisdiction of Organization: Type of Entity: FEIN: Chief Executive Office:	None None Florida Limited Liability Company 80-0478887 401 East Las Olas Blvd, Suite 800 Fort Lauderdale, FL 33301

Exact Legal Name:	BBX Sweet Holdings, LLC
Previous Names (within past 5 years): Prior Transactions (within past 5 years): Jurisdiction of Organization: Type of Entity: FEIN: Chief Executive Office:

BBX Acquisition Sub, LLC

On June 16, 2017, BBX Sweet Holdings, LLC, indirectly through a newly formed acquisition subsidiary, acquired 93% of IT'SUGAR, LLC's membership interests.

Florida

Limited Liability Company

N/A

401 East Las Olas Blvd, Suite 800

Fort Lauderdale, FL 33301

Schedule 7.2-2

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

SCHEDULE 7.6

Litigation

See Item 1, Note 10 of BBX Capital Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ending on September 30, 2017, filed on November 6, 2017.

Schedule 7.6-1

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

SCHEDULE 7.8

Environmental Compliance

NONE

Schedule 7.8-1

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

SCHEDULE 7.10

Bank Accounts

BBX Sweet Holdings, LLC	Checking Account	PNC
BBX Capital Corporation	Checking Account	PNC
Woodbridge Holdings LLC	Checking Account	PNC
BBX Capital Corporation	Money Market	BB&T
BBX Capital Corporation	Money Market	PNC
BBX Capital Corporation	Money Market	CITY NATIONAL
BBX Capital Corporation	Money Market	IBERIA
BBX Capital Corporation	Money Market	FLORIDA COMMUNITY
BBX Capital Corporation	Money Market	GIBRALTAR
BBX Capital Corporation	Money Market	CENTENNIAL
BBX Sweet Holdings, LLC	Money Market	IBERIA
BBX Sweet Holdings, LLC	Checking	IBERIA

Schedule 7.10-1

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

SCHEDULE 7.12

Significant Subsidiaries; Capitalization; Solvency

Significant Subsidiaries:  IT'SUGAR, LLC; BBX Grand Central, LLC; BBX Promenade, LLC

Capitalization:

BBX Capital Corporation owns 100% of the issued and outstanding Capital Stock of each of Food for Thought Restaurant Group-Florida, LLC, BBX Capital Florida LLC, Woodbridge Holdings, LLC and BBX Sweet Holdings, LLC.

For information regarding the ownership of BBX Capital Corporation, see BBX Capital Corporation's Definitive Proxy Statement on Schedule 14A, filed on April 21, 2017.

Schedule 7.12-1

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

SCHEDULE 7.13

Labor Disputes

See Item 1, Note 10 of BBX Capital Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ending on September 30, 2017, filed on November 6, 2017.

Schedule 7.13-1

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

SCHEDULE 8.8

Indebtedness

1.    Credit Agreement dated November 5, 2014, among Bluegreen Corporation, as Borrower, Fifth Third Bank, as Administrative Agent and L/C Issuer, and Guarantors and Lenders party thereto.

2.    Second Amended and Restated Secured Promissory Note dated June 25, 2015, by and among Bluegreen Vacations Unlimited, Inc., as Borrower, and Pacific Western Bank, as Lender.

3.    Second Amendment to Amended and Restated Loan and Security Agreement dated June 25, 2015, by and among Bluegreen Corporation, as Borrower, and Pacific Western Bank, as Lender.

4.    Third Amended and Restated Revolving Promissory Note (Hypothecation Facility) dated June 30, 2015, by and among Bluegreen / Big Cedar Vacations, LLC, as Borrower, and National Bank of Arizona, as Lender.

5.    First Amended and Restated Loan and Security Agreement (Hypothecation Facility) dated June 30, 2015, by and among Bluegreen / Big Cedar Vacations, LLC, as Borrower and National Bank of Arizona, as Lender.

6.    First Amended and Restated Promissory Note (Inventory Loan) dated June 30, 2015, by and among Bluegreen / Big Cedar Vacations, LLC, as Borrower, and National Bank of Arizona, as Lender.

7.    First Amended and Restated Loan Agreement (Inventory Loan) dated June 30, 2015, by and among Bluegreen / Big Cedar Vacations, LLC, as Borrower, and National Bank of Arizona, as Lender.

8.    Loan Agreement and Promissory Note, dated April 17, 2015, between BFC Financial Corporation and Bluegreen Specialty Finance, LLC.

9.    Amended and Restated Credit Agreement dated as of December 16, 2016, by and among Bluegreen Corporation, as Borrower and Fifth Third Bank, as Administrative Agent and L/C Issuer.

10.    Amended and Restated Security Agreement, dated as of December 16, 2016, by and among Bluegreen Corporation, as Borrower, Bluegreen Vacations Unlimited, Inc. and Bluegreen Resorts Management, Inc. as Grantors, and Fifth Third Bank, as Administrative Agent.

11.    Fourth Amended and Restated Revolving Promissory Note (Hypothecation Facility) dated September 28, 2017, by and among Bluegreen / Big Cedar Vacations, LLC, as Borrower, and ZB, N.A. dba National Bank of Arizona, as Lender.

12.    Second Amended and Restated Loan and Security Agreement (Hypothecation Facility) dated September 28, 2017, by and among Bluegreen / Big Cedar Vacations, LLC, as Borrower, and ZB, N.A. dba National Bank of Arizona, as Lender.

13.    Second Amended and Restated Promissory Note (Inventory Loan) dated September 28, 2017, by and among Bluegreen / Big Cedar Vacations, LLC, as Borrower, and ZB, N.A. dba National Bank of Arizona, as Lender.

Schedule 8.8-1

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

14.    Second Amended and Restated Loan Agreement (Inventory Loan) dated September 28, 2017, by and among Bluegreen / Big Cedar Vacations, LLC, as Borrower, and ZB, N.A. dba National Bank of Arizona, as Lender.

15.    Full Guaranty (Hypothecation Facility) dated September 30, 2010, by Bluegreen Corporation, as Guarantor, in favor of National Bank of Arizona, as Lender.

16.    Guarantor Consent and Ratification and Confirmation of and Amendment to Full Guaranty (Hypothecation Facility) dated September 28, 2017, by Bluegreen Vacations Corporation, as Guarantor, in favor of Z.B., National Bank of Arizona, as Lender.

17.    Full Guaranty (Inventory Loan) dated December 13, 2013, by Bluegreen Corporation, as Guarantor, in favor of National Bank of Arizona, as Lender.

18.    Guarantor Consent and Ratification and Confirmation of and Amendment to Full Guaranty (Inventory Loan) dated September 28, 2017, by Bluegreen Vacations Corporation, as Guarantor, in favor of Z.B., National Bank of Arizona, as Lender.

19.    On April 17, 2015, BBX Capital Corporation ("BBX") entered into a Loan Agreement and Promissory Note with a wholly-owned subsidiary of Bluegreen Corporation ("Bluegreen") pursuant to which Bluegreen's subsidiary provided an $80 million loan to BBX to finance, in part, BBX's purchase of shares of BBX Capital Corporation's (formerly BankAtlantic Bancorp, Inc.) (together with its successor by merger, BBX Capital Florida LLC, "BCC") Class A Common Stock in the tender offer.

20.    [In July 2014, BBX Capital Corporation entered into the Hialeah Communities joint venture with CC Bonterra to develop approximately 394 homes in a portion of the newly proposed Bonterra community in Hialeah Florida. BBX Capital Corporation transferred approximately 50 acres of land at an agreed upon value of approximately $15.6 million subject to an $8.3 million mortgage which was assumed by the joint venture. In March 2015, the joint venture refinanced the $8.3 million mortgage loan into a $31.0 million acquisition and development loan.  In March 2016, the loan was modified reducing the loan balance from $31.0 million to $26.5 million. BBX Capital Corporation is a guarantor of up to $1.5 million of the joint venture's $26.5 million acquisition and development loan.]

21.    During the year ended December 31, 2014, the Sunrise and Bayview Partners, LLC joint venture owned 50% by Procacci Bayview, LLC and 50% by a subsidiary of BBX Capital Corporation refinanced its land acquisition loan with a financial institution. BBX Capital Corporation provided the financial institution with a guarantee of 50% of the outstanding balance of the joint venture's loan which had an outstanding balance of $5.0 million as of December 31, 2017.

22.    BBX Capital Corporation is a guarantor on a $1.5 million note payable of Anastasia Confections ("Anastasia"), a wholly-owned subsidiary of BBX Sweet Holdings, owed to the former owner of Anastasia.  The Anastasia note payable is collateralized by the common stock of Anastasia.

23.    BBX Sweet Holdings and BBX Capital Corporation are guarantors of a $1.5 million note payable of Hoffman's Chocolates, a wholly-owned subsidiary of BBX Sweet Holdings, owed to Centennial Bank.  This note payable is collateralized by approximately $2.0 million of properties and equipment.

Schedule 8.8-2

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

24.    In October 2017, a wholly-owned subsidiary of BBX Capital Corporation, issued a $3.4 million unsecured note to the seller of real estate to the Chapel Trail joint venture, in which the subsidiary has a 46.75% equity interest.  The unsecured note was part of the subsidiaries initial capital contribution to the Chapel Trail real estate joint venture. The note is not secured by the joint venture property and BBX Capital Corporation guarantees the repayment of the unsecured note.

25.    On August 7, 2015, BBX Sweet Holdings entered into a Loan and Security Agreement and related agreements with Iberiabank, which provides for borrowings by BBX Sweet Holdings of up to $5.0 million on a revolving basis. The facility is secured by the assets of BBX Sweet Holdings and its subsidiaries and is guaranteed by BBX Capital Corporation.

26.    Food for Thought Restaurant Group, LLC enters into lease agreements for MOD restaurant locations.  As of December 31, 2017, BBX Capital Corporation is a guarantor on two of the lease agreements with an aggregate lease obligation of $1.3 million.

27.    Term loan to BBX Sweet Holdings with an outstanding balance of $1.5 million and $1.6 million as of December 31, 2017 and 2016, respectively, collateralized by land and buildings with a carrying value of $2.0 million on each of December 31, 2017 and 2016. BBX Capital Corporation is the guarantor on this note payable.

28.    In October 2017, a wholly-owned subsidiary of BBX Capital Corporation, issued a $3.4 million unsecured note to the seller of real estate to the Chapel Trail joint venture, in which the subsidiary has a 46.75% equity interest. The note is not secured by the joint venture property and BBX Capital Corporation guarantees the repayment of the unsecured note.

Schedule 8.8-3

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017

SCHEDULE 8.9(e)

Loans and Advances

1.    Tax Sharing Agreement dated as of May 8, 2015, by and among BFC Financial Corporation, BBX Capital and Bluegreen.

2.    BBX pays Abdo Companies, Inc. approximately $25,520 per month in exchange for Abdo Companies, Inc.’s provision of certain management services. John E. Abdo, the Company’s Vice Chairman, is the principal shareholder and Chief Executive Officer of Abdo Companies, Inc.

3.    Bluegreen paid or reimbursed BBX Capital Corporation $1.5 million, $1.3 million and $1.4 million during 2017, 2016, and 2015, respectively, for management advisory, risk management, administrative and other services.

Schedule 8.9(e)-1

Iberiabank/BBX Capital

Syndicated Loan and Security Agreement

4833-7494-6387.12
45083/0017